united states

securities and exchange commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☐   Preliminary Proxy Statement

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☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

HOMETRUST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒  No fee required

☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 3, 2022

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of HomeTrust Bancshares, Inc., we cordially invite you to attend our annual meeting of stockholders. The meeting will be held at 10:00 a.m., local time, on Monday, November 14, 2022, at the Cambria Hotel, located at 15 Page Avenue, Asheville, North Carolina 28801. As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the annual meeting may be held solely by means of remote communication (commonly referred to as a “virtual” meeting). If we determine to make the annual meeting virtual, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the Securities and Exchange Commission as additional proxy soliciting material.

An important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (1) the election of three directors of the Company; (2) an advisory (non-binding) vote on executive compensation (commonly referred to as a “say on pay vote”); (3) the approval of the HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan; and (4) the ratification of the appointment of FORVIS, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2023.

This year we are again using a Securities and Exchange Commission rule to furnish our proxy statement, Annual Report on Form 10-K and proxy card over the internet to stockholders.  This means that stockholders will not receive paper copies of these documents.  Instead, stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet.  This rule allows us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting.  If you would like to receive printed copies of the materials, the notice contains instructions on how you can request printed copies.

Regardless of whether you plan to attend the annual meeting in person, please read the accompanying proxy statement and then vote by internet, telephone or mail as promptly as possible. Voting promptly will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the continued growth and success of HomeTrust Bancshares, Inc. and the enhancement of your investment. As Chairman of the Board, I greatly appreciate your confidence and support.

Very truly yours, /s/ Dana L. Stonestreet Dana L. Stonestreet Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 14, 2022

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of HomeTrust Bancshares, Inc. will be held as follows:

TIME AND DATE	10:00 a.m. local time Monday, November 14, 2022
PLACE**	Cambria Hotel 15 Page Avenue Asheville, North Carolina 28801
ITEMS OF BUSINESS	(1)	The election of three directors.
	(2)	An advisory (non-binding) vote on executive compensation (commonly referred to as a “say on pay vote”).
	(3)	The approval of the HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan.
	(4)	The ratification of the appointment of FORVIS, LLP as HomeTrust Bancshares, Inc.’s independent auditors for the fiscal year ending June 30, 2023.
RECORD DATE	Holders of record of HomeTrust Bancshares, Inc. common stock at the close of business on September 16, 2022 are entitled to vote at the annual meeting or any adjournment or postponement thereof.
PROXY VOTING

It is very important that your shares be represented and voted at the annual meeting. Regardless of whether you plan to attend the annual meeting in person, please read the accompanying proxy statement and then vote by internet, telephone or mail as promptly as possible.

** As part of our precautions regarding the coronavirus (COVID-19) pandemic, we are planning for the possibility that the annual meeting may be held solely by means of remote communication (commonly referred to as a “virtual” meeting).  If we determine to make the annual meeting virtual, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the Securities and Exchange Commission as additional proxy soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Dana L. Stonestreet Dana L. Stonestreet Chairman of the Board

Asheville, North Carolina

October 3, 2022

HOMETRUST BANCSHARES, INC.

10 Woodfin Street

Asheville, North Carolina 28801

(828) 259-3939

PROXY STATEMENT

INTRODUCTION

The HomeTrust Bancshares, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of the Company’s common stock for use at the Company’s upcoming annual meeting of stockholders. The annual meeting of stockholders will be held at 10:00 a.m., local time, on Monday, November 14, 2022 at the Cambria Hotel, located at 15 Page Avenue, Asheville, North Carolina 28801. As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the annual meeting may be held solely by means of remote communication (commonly referred to as a “virtual” meeting). If we determine to make the annual meeting virtual, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the Securities and Exchange Commission (the “SEC”) as additional proxy soliciting material.

At the meeting, stockholders will be asked to vote on four proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting or any adjournment or postponement of the meeting, although the Board of Directors knows of no other business to be presented. HomeTrust Bancshares, Inc. is referred to in this proxy statement from time to time as the “Company,” “HomeTrust Bancshares,” “we,” “us” or “our.” Certain of the information in this proxy statement relates to HomeTrust Bank (sometimes referred to as the “Bank”), a wholly owned subsidiary of the Company.

We have decided to again use the “Notice and Access” rule adopted by the SEC to provide access to our proxy materials over the internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, on or about October 3, 2022, we mailed to all stockholders a “Notice of Internet Availability of Proxy Materials” that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the internet.  You will not receive printed copies of the proxy materials in the mail unless you request them by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By submitting your proxy, either by executing and returning the accompanying proxy card or by voting electronically via the internet or by telephone, you are authorizing the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

This proxy statement and the accompanying materials are first being made available to stockholders on or about October 3, 2022.

Your proxy vote is important. Whether or not you plan to attend the meeting, please vote your proxy by internet, telephone or mail as promptly as possible.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of three directors of the Company.
Proposal 2. Proposal 3.	An advisory (non-binding) vote on executive compensation (the “Say on Pay Vote”). The approval of the HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”).
Proposal 4.	The ratification of the appointment of FORVIS, LLP (formerly Dixon Hughes Goodman LLP) as the Company’s independent auditors for the fiscal year ending June 30, 2023.

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote FOR the election of the director nominees named in this proxy statement, FOR the Say on Pay Vote, FOR the Omnibus Incentive Plan Proposal and FOR the ratification of the appointment of FORVIS, LLP.

Who is entitled to vote?

The record date for the meeting is September 16, 2022. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to vote at the meeting is the Company’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting; provided, however, that pursuant to Section D of Article 5 of the Company’s charter, no person who beneficially owns more than 10% of the shares of the Company’s common stock outstanding as of the record date may vote shares in excess of that amount. At the close of business on the record date there were 15,632,348 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to any “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. It is expected that the ratification of the appointment of FORVIS, LLP will be considered a discretionary item and that each of the other proposals will be considered a non-discretionary item.

What if I hold shares through an account under the HomeTrust Bank KSOP?

Each participant in the HomeTrust Bank KSOP (the “KSOP”) may instruct the KSOP trustee how to vote the shares of common stock held in the participant’s KSOP account. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares FOR the election of the director nominees named in this proxy statement, FOR the Say on Pay Vote, FOR the Omnibus Incentive Plan Proposal and FOR the ratification of the appointment of FORVIS, LLP. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the shares of common stock held in the participant’s KSOP account, and in the case of shares held by the KSOP but not allocated to any participant’s account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting the shares held in their KSOP accounts with respect to each proposal.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of the Company’s common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. You may vote by mail. If you properly complete and sign the proxy card, it will be voted in accordance with your instructions.

2. You may vote by telephone. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

3. You may vote on the internet. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote on the internet by following the instructions included on the proxy card. If you vote on the internet, you do not have to mail in your proxy card.

4. You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of the Company’s common stock on September 16, 2022, the record date for voting at the annual meeting.

Can I vote by telephone or on the internet if I am not a registered stockholder?

If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the internet.

Can I change my vote after I submit my proxy?

If you are a registered stockholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

●	signing another proxy with a later date;

●	voting by telephone or on the internet -- your latest telephone or internet vote will be counted;

●	giving written notice of the revocation of your proxy to the Corporate Secretary of the Company prior to the annual meeting; or

●	voting in person at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you are a registered stockholder and you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

●	FOR the election of the three director nominees named in this proxy statement;

●	FOR the Say on Pay Vote;

●	FOR the Omnibus Incentive Plan Proposal; and

●	FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2023.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the meeting. If any other business properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

Director nominees who receive the highest number of votes for the positions to be filled will be elected. Approval of each of the Say on Pay Vote, the Omnibus Incentive Plan Proposal and the ratification of the appointment of FORVIS, LLP as the Company’s independent auditors requires the affirmative vote of a majority of the votes cast on the matter.

How will withheld votes and abstentions be treated?

If you withhold authority to vote for one or more director nominees or if you abstain from voting on any other proposal, your shares will still be included for purposes of determining whether a quorum is present. If you abstain from voting on any proposal other than the election of directors, your shares will not be included in the number of shares voting on that proposal and, consequently, your abstention will have no practical effect on that proposal.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have no effect on the election of directors or any other proposal.

Who can I call if I have questions?

If you have any questions, you can call Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer at 828-350-3049.

STOCK OWNERSHIP

As of September 16, 2022, there were 15,632,348 shares of the Company’s common stock outstanding. The following table sets forth, as of September 16, 2022, certain information as to each person known by management to be the beneficial owner of more than five percent of the outstanding shares of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,148,032	(1)	7.34%

FJ Capital Management LLC et al. 7901 Jones Branch Drive, Ste. 210 McLean, Virginia 22102	1,017,383	(2)	6.51%

HomeTrust Bank KSOP 10 Woodfin Street Asheville, North Carolina 28801	956,375	(3)	6.12%

(1)	As reported by BlackRock, Inc. in a Schedule 13G amendment filed with the SEC on February 3, 2022. BlackRock, Inc. reported having sole voting power with respect to 1,126,423 shares and sole dispositive power with respect to 1,148,032 shares.
(2) (3)

As reported by FJ Capital Management LLC, Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC and Martin Friedman in a Schedule 13G amendment filed with the SEC on February 10, 2022. FJ Capital Management LLC reported having shared voting and dispositive powers with respect to 1,017,383 shares, Financial Opportunity Fund LLC reported having shared voting and dispositive powers with respect to 891,715 shares, Financial Opportunity Long/Short Fund LLC reported having shared voting and dispositive powers with respect to 33,009 shares and Mr. Friedman reported having shared voting and dispositive powers with respect to 1,087,383 shares.

Each KSOP participant may instruct the KSOP trustee how to vote the shares of common stock held in the participant’s KSOP account. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the shares of common stock held in the participant’s KSOP account, and in the case of shares held by the KSOP but not allocated to any participant’s account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting the shares held in their KSOP accounts with respect to each proposal.

The following table sets forth, as of September 16, 2022, certain information as to the shares of common stock beneficially owned by our current directors and named executive officers and by all current directors and executive officers as a group. The address of each person in the table is: c/o HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(5)
Sidney A. Biesecker	50,300	(3)	0.32%
W. Mark DeMarcus	29,154	(3)	0.19
Robert E. James, Jr.	26,049		0.17
Laura C. Kendall	30,474		0.19
Craig C. Koontz	43,619		0.28
Rebekah M. Lowe	1,985		0.01
F.K. McFarland, III	45,226	(4)	0.29
Kristin Y. Powell	18,344	(3)	0.12
Dana L. Stonestreet	395,782	(3)	2.52
John A. Switzer	4,474		0.03
Tony J. VunCannon	139,604	(3)	0.89
C. Hunter Westbrook	165,704	(3)	1.05
Richard T. Williams	30,474		0.19
Directors and Executive Officers as a Group (17 persons)	1,116,152	(3)	6.95

(1)	Amounts include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or dispositive powers. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)	Included in the shares beneficially owned by the directors and executive officers are options to purchase shares of the Company’s common stock which are currently exercisable or which will become exercisable within 60 days after September 16, 2022, as follows: Mr. Biesecker – 15,700 shares; Mr. DeMarcus – 21,200 shares; Mr. James – 12,000 shares; Ms. Kendall – 12,000 shares; Mr. Koontz – 10,700 shares; Mr. McFarland – 2,300 shares; Ms. Powell – 7,400 shares; Mr. Stonestreet – 104,400 shares; Mr. VunCannon – 65,772 shares; Mr. Westbrook – 97,134 shares; Mr. Williams – 12,000 shares; and all directors and executive officers as a group – 437,606 shares.
(3)	Includes shares held in KSOP accounts, as follows: Mr. Biesecker – 2,019 shares; Mr. DeMarcus– 1,175 shares; Ms. Powell – 2,042 shares; Mr. VunCannon – 27,166 shares; Mr. Westbrook – 5,487 shares; and all directors and executive officers as a group – 68,565 shares.
(4)	Includes 3,800 shares held by Mr. McFarland’s spouse.
(5)	Shares subject to options that are currently exercisable or that will become exercisable within 60 days after September 16, 2022 are deemed outstanding for purposes of calculating the percentage ownership of the person holding those options but are not treated as outstanding for purposes of calculating the percentage ownership of any other person.

PROPOSAL I
ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of ten members. Approximately one-third of the Company’s directors are elected annually. Directors of the Company generally are elected to serve for a three-year term or until their respective successors are elected and qualified.

The following table sets forth certain information regarding the composition of the Company’s Board of Directors, including each director’s term of office. The Board of Directors, acting on the recommendation of the Governance and Nominating Committee, has recommended and approved the nominations of Laura C. Kendall, Rebekah M. Lowe and Dana L. Stonestreet. Mses. Kendall and Lowe have each been nominated for a three-year term to expire at the annual meeting of stockholders to be held in calendar year 2025. Mr. Stonestreet has been nominated for a one-year term to expire at the annual meeting of stockholders to be held in calendar year 2023, at which time it is expected he will retire as a director, as contemplated by his amended and restated employment and transition agreement with the Company. See “Executive Compensation--Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell.” It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting FOR the election of these director nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend, acting on the recommendations of the Governance and Nominating Committee. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) Held in the Company and the Bank	Director Since(2)	Term of Office Expires in Calendar Year
NOMINEES

Laura C. Kendall	70	Director	2016	2025
Rebekah M. Lowe	63	Director	2020	2025
Dana L. Stonestreet	68	Chairman of the Company and the Bank	2007	2023

DIRECTORS REMAINING IN OFFICE

Robert E. James, Jr.	71	Director	2016	2023
Craig C. Koontz	72	Director	2010	2023
F. K. McFarland, III	65	Director	2003	2023
Sidney A. Biesecker	71	Director	2010	2024
John A. Switzer	65	Director	2019	2024
C. Hunter Westbrook	59	Director, President and Chief Executive Officer of the Company and the Bank	2021	2024
Richard T. Williams	69	Director	2016	2024

(1)	As of June 30, 2022.

(2)	Includes service as a director of the Bank.

Mandatory Director Retirement Bylaw Provision

Article II, Section 12 of the Company’s bylaws provides generally that a person who is 72 years of age or older shall not be eligible for election, re-election, appointment or re-appointment to the Company’s Board of Directors and shall also not be eligible to continue to serve as a director beyond the annual meeting of stockholders of the Company immediately following the director becoming 72 years of age.

Article II, Section 12 grants the Board discretion to exempt a director who (a) was a director of the Company on June 30, 2016 and (b) is between 72 and 74 years of age, from mandatory retirement until the Company’s next annual meeting of stockholders. This discretion may be exercised by the Board only if it finds that the exemption is in the best interest of the Company based on the qualifications considered in the selection of directors.

Board Diversity and Refreshment

Six of our ten directors - representing a majority of the Board - are individuals who became directors of the Company within the past six years. Of these six newer directors:

●	two are women (33% of newer directors);

●	one is African-American (17% of newer directors); and

●	five are independent (83% of newer directors).

Our Board has been greatly enhanced by the fresh and diverse perspectives of these directors.

On August 6, 2021, the SEC approved amendments to the Listing Rules of the NASDAQ Stock Market (“NASDAQ”) related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+.

Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we presently meet the requirements of that rule based on the self-identified characteristics of the current members of our Board of Directors. We were not required to comply with the Board Diversity Disclosure Rule until the date we filed our proxy statement for this year’s annual meeting of stockholders, but we elected to provide the statistical information required by the Board Diversity Disclosure Rule in last year’s annual meeting proxy statement. That information, which has not changed since last year’s disclosure, is provided in the matrix below.

Board Diversity Matrix (As of September 1, 2022)
Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Business Experience and Qualifications of Our Directors

The business experience of each of our directors for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that further supports his or her service as a director are set forth below. Unless otherwise indicated, each director has held his or her current occupation and employment position for the past five years.

Laura C. Kendall. Ms. Kendall is a Senior Managing Director at Aurora Management Partners and has over 40 years of financial and management experience. She has been with Aurora Management Partners since 2013 and prior to that worked in numerous leadership roles with Tanner Companies LLC (President 2008-2013; Chief Operating Officer 2006-2008; and Chief Financial Officer 2003-2006), CFOdynamics LLC (CEO 2002-2003), Delhaize America, Inc. (CFO 1999-2002), and its subsidiary, Food Lion, Inc. (CFO 1997-2002), F&M Distributors, Inc. (CFO 1988-1996), and Perry Drug Stores, Inc. (VP of Finance 1986-1988). Ms. Kendall is a registered CPA and a member of the American Institute of CPAs. She is a previous member of the Board of Directors at Bank of Commerce and of Charles & Colvard (2003-2011). Ms. Kendall joined the Board effective April 1, 2016 after having served as an advisory director of HomeTrust Bancshares and HomeTrust Bank since October 1, 2015.

Ms. Kendall’s broad business background and accounting expertise make her a valued member of the Board.

Rebekah M. Lowe. Ms. Lowe is the Chief Executive of Fizzywork Executive Coaching, a position she has held since 2012. Previously, Ms. Lowe was with Wachovia Bank (now Wells Fargo) beginning in 1982 and rose through the ranks to serve both East Florida and Western North Carolina as Regional President before her departure in 2007. A broad banking career included serving as a branch manager, regional risk administration manager, state retail banking manager, state mortgage manager, and mergers and integrations manager for three different acquisitions. As Regional President, she had overall responsibility for consumer, commercial, wealth, real estate, and dealer banking in the regions she served. She also held the title of Executive Vice President of Wachovia Bank since 2002.

Ms. Lowe graduated from Georgetown University’s Leadership Coaching Program. She completed the University of North Carolina at Chapel Hill’s Executive Leadership Program and the Duke University’s Senior Management Development Program, and was a member of Leadership North Carolina. Ms. Lowe has served on many community boards and executive committees, including those of The United Way, Chambers of Commerce, YMCA of Western North Carolina, and Sisters of Mercy of North Carolina Foundation. Ms. Lowe joined the Board effective September 1, 2020 after having served as an advisory director of HomeTrust Bancshares and HomeTrust Bank since January 10, 2020.

Ms. Lowe’s extensive experience in the banking industry and in working with executive-level employees on the development of leadership skills make her a valued member of the Board.

Dana L. Stonestreet. In his 33 years of service, Mr. Stonestreet has overseen ten acquisitions and the growth of HomeTrust Bank from $300 million in assets to $3.5 billion in assets at June 30, 2022. Mr. Stonestreet currently serves as Executive Chairman of HomeTrust Bancshares and HomeTrust Bank. Mr. Stonestreet served as Chief Executive Officer of HomeTrust Bancshares prior to the promotion of Mr. Westbrook to that position effective September 1, 2022, and as President of HomeTrust Bancshares and Chief Executive Officer of HomeTrust Bank prior to the promotion of Mr. Westbrook to those positions effective September 1, 2021. Mr. Stonestreet joined HomeTrust Bank in 1989 as its Chief Financial Officer and was promoted to Chief Operating Officer in 2003 and President in 2008. He became Co-Chief Executive Officer of HomeTrust Bancshares and HomeTrust Bank in July 2013 and Chairman and Chief Executive Officer of HomeTrust Bancshares and HomeTrust Bank in November 2013. Mr. Stonestreet began his career with Hurdman & Cranston (an accounting firm that was later merged into KPMG) as a certified public accountant. Mr. Stonestreet has served as Chairman of the Asheville Chamber of Commerce and as a director for RiverLink, the YMCA, United Way, the North Carolina Bankers Association and other community organizations. In July 2017, Mr. Stonestreet was appointed to the North Carolina Banking Commission for a four-year term and was re-appointed for another four-year term in July 2021.

Mr. Stonestreet’s more than three decades of service with HomeTrust Bank gives him in-depth knowledge of nearly all aspects of its operations. Mr. Stonestreet’s accounting background and prior service as HomeTrust Bank’s Chief Financial Officer also provide him with a strong understanding of the various financial matters brought before the Board.

Robert E. James, Jr. Mr. James has over 42 years of experience in the banking industry and is currently President of Robert E. James Advisors, LLP. In this capacity he works with CEOs and other executives of public and private companies to improve company performance and their leadership skills. From 2012 to 2015, he worked for Grant Thornton LLP as a Senior Advisor in their Banking and Securities Industry Practice. Prior to 2012, he worked for Fifth Third Bank, North Carolina (President and CEO 2008-2012), First Charter Corporation (President and CEO 2004-2008; Chief Banking Officer 1999-2004), and Centura Banks, Inc. (Executive Vice President 1989-1999). He is a current board member for the Salvation Army, Charlotte Area Command. In addition, he has served as Vice-Chair for the Board of Directors of Fifth Third Bank, North Carolina (2011-2014), served on the Board of Directors of the North Carolina Bankers Association (Chair 2007-2008), served as a board member for UNC Chapel Hill – Board of Visitors and has served as Chairman of the Staff-Parish Relations Committee, and a member of the Executive Committee, for Providence United Methodist Church in Charlotte. Mr. James joined the Board effective April 1, 2016 after having served as an advisory director of HomeTrust Bancshares and HomeTrust Bank since October 1, 2015.

Mr. James’s many years of experience in the banking industry, including having served as a CEO and in other senior executive positions, make him a valuable member of the Board.

Craig C. Koontz. In June 2016, Mr. Koontz retired as Eastern Region Director of Information Technology of Atrium Windows and Doors, Inc., a manufacturer of residential vinyl and aluminum windows and patio doors, a position he held since 2011. Prior to being promoted to that position, Mr. Koontz served as IT Director for Atrium’s North Carolina operations since 2002. From 1999 to 2002, Mr. Koontz served as Corporate IT Project Manager for Lifestyle Furnishings International, and from 1978 to 1999 served as Vice President of Information Technology and Customer Service for Lexington Furniture Industries. In addition, Mr. Koontz currently serves as Chair of the Transition Committee of First Presbyterian Church Lexington and is an elder. He also volunteers for Crisis Ministry of Davidson County and Habitat for Humanity. Mr. Koontz has also served as President of the Lexington Rotary Club, President of Hospice of Davidson County, and Chairman of the Lexington City Board of Education. Mr. Koontz became a director of HomeTrust Bank in 2010.

Mr. Koontz worked in the information technology field for over 45 years, 40 of which involved supporting systems that provide information used in financial reporting systems. This has given Mr. Koontz a sound understanding of internal and external auditing matters, especially with regard to information technology. Coupled with his knowledge of and experience with information technology matters in general, this has made Mr. Koontz a valued member of the Board.

F.K. McFarland, III. Mr. McFarland has served as President of McFarland Funeral Chapel, Inc. Mr. McFarland has served on a number of other community boards, including the board of trustees of St. Luke’s Hospital, the zoning board for Tryon, North Carolina, the Hospice of the Carolina Foothills, the Polk County, North Carolina Chamber of Commerce, the American Cancer Society – Polk County Unit (as Chairman) and the Forbes Foundation, a philanthropic organization. Mr. McFarland joined the Board of Directors of HomeTrust Bank in 2003.

Mr. McFarland adds value to the Board through his experience as a small business owner and operator for over 30 years and his strong ties to the local community from his other board service.

Sidney A. Biesecker. On January 31, 2015, Mr. Biesecker retired as Senior Vice President of HomeTrust Bank and President for HomeTrust Bank’s Industrial Federal Bank division, positions he had held since HomeTrust Bank’s acquisition of Industrial Federal Bank in February 2010. Prior to the acquisition, Mr. Biesecker held various officer positions for Industrial Federal Bank since 1974, including President and Chief Executive Officer since 1990. Mr. Biesecker was appointed to the Board of Directors of HomeTrust Bank in 2010. Mr. Biesecker has served on the boards and committees of numerous community organizations. Mr. Biesecker currently serves as Chair of Home Solutions of Davidson County, located in Lexington, North Carolina.

From over 40 years working for Industrial Federal Bank, Mr. Biesecker brings to the Board extensive knowledge of nearly all areas of banking operations and experience in all aspects of risk management.

John A. Switzer. Mr. Switzer recently retired as the Managing Partner of the Charlotte office of KPMG LLP, and the Market Leader for KPMG’s Coastal Business Unit, encompassing offices in the Carolinas, Florida, and Puerto Rico. Over his 38-year career at the firm, he held various leadership roles which also included serving as the Managing Partner of the Cleveland, Louisville, and Lexington, Kentucky offices, as well as other leadership roles within the firm. Throughout his career, Mr. Switzer served as the lead audit partner for numerous publicly traded global and domestic companies in multiple industries. Mr. Switzer is a director of Barings BDC, Inc., a publicly traded business development company, where he has served as the audit committee chairman. He is also a director of Barings Capital Investment Corporation, a privately held business development company, where he serves on the audit committee. In addition, he is a director of CTE (Carolina Tractor and Equipment Company) and a board member for the Foundation for the Mint Museum and the National Association of Corporate Directors Carolinas Chapter. He has served on numerous other not-for-profit boards in several cities throughout his career. Mr. Switzer joined the Board effective September 3, 2019 after having served as an advisory director of HomeTrust Bancshares and HomeTrust Bank since January 1, 2019.

Mr. Switzer’s background as a business leader, a CPA and a lead audit partner for public companies, as well as his extensive board experience, is of great benefit to our board of directors.

C. Hunter Westbrook. Mr. Westbrook currently serves as President and Chief Executive Officer of HomeTrust Bancshares and HomeTrust Bank. Prior to September 1, 2022, Mr. Westbrook served as President and Chief Operating Officer of HomeTrust Bancshares and President and Chief Executive Officer of HomeTrust Bank. Prior to September 1, 2021, Mr. Westbrook served as Senior Executive Vice President and Chief Operating Officer of HomeTrust Bancshares since October 2018, President and Chief Operating Officer of HomeTrust Bank since October 2020 and Senior Executive Vice President and Chief Operating Officer of HomeTrust Bank from October 2018 to September 2020. Before that, Mr. Westbrook served as Executive Vice President (Senior Vice President prior to December 22, 2014) and Chief Banking Officer of HomeTrust Bancshares and HomeTrust Bank since June 2012. Mr. Westbrook began his career in banking with TCF Bank in Minneapolis and later joined TCF National Bank Illinois as Senior Vice President of Finance. In 2004 he was promoted to Executive Vice President of Retail Banking for Illinois, Wisconsin and Indiana markets that included 250 branches and $4 billion in deposits. He also served as President and Chief Executive Officer of First Community Bancshares in Texas, from 2006 to 2008, where he was responsible for repositioning the bank’s retail operating model and implemented the bank’s retail and corporate lending product offerings. In his most recent role, Mr. Westbrook served as Executive Vice President and Chief Operations Officer from 2008 to 2010 and as President and Chief Executive Officer from 2010 to 2012 of Second Federal Savings and Loan Association of Chicago, where he significantly grew core operating revenue, net checking account balances, and repositioned the bank’s entire product line.

Mr. Westbrook joined the Board effective September 1, 2021. Mr. Westbrook’s decades of experience as a senior executive in the banking industry and ten years of service with HomeTrust Bank make him a valued addition to the Board.

Richard T. Williams. Mr. Williams recently retired as Vice President (“VP”) of Corporate Community Affairs at Duke Energy Corporation and President of the Duke Energy Foundation. Over his 37-year career at Duke Energy Corporation, he held various leadership roles which included VP of Environmental, Health & Safety (2008-2012), VP of Enterprise Field Services (2006-2008), VP of Diversity & Talent Management (2004-2006), VP of Diversity, Ethics & Compliance and Chief Compliance Officer, (2002-2004), and VP of Business & Community Relations (1997-2002). Mr. Williams is a director of Coca-Cola Consolidated, Inc. He also is a current board member for Atrium Health and Hope Haven, Inc. In addition, he has served on various other boards throughout his career, including UNC Chapel Hill - Board of Trustees (Chair 2003-2005), Chapel Hill Chamber of Commerce (Chair 1995-1996), UNC General Alumni Association (Chair 2002), Durham Chamber of Commerce (Chair 2002), Greater Charlotte YMCA (Chair 2011-2013), The Mint Museum (Chair 2011-2013), Central Piedmont Community College, National Association of Corporate Directors – Carolinas Chapter and Bank of Commerce (2008-2014). Additionally, he was recognized as one of the Top 100 directors for 2020 nationally by the National Association of Corporate Directors and was named one of 2015’s “Heroes of the Fortune 500” for good works by employees of the nation’s largest companies. North Carolina’s Governor also conferred the Order of the Long Leaf Pine on Mr. Williams, one of North Carolina’s most prestigious honors. Mr. Williams joined the Board effective April 1, 2016 after having served as an advisory director of HomeTrust Bancshares and HomeTrust Bank since October 1, 2015.

Mr. Williams brings to the Board extensive business experience gained from a variety of leadership roles within a large organization, as well as strong ties to the local community.

Executive Officers Who Are Not Also Directors

Set forth below is a description of the business experience for at least the past five years of each executive officer who is not also a director of the Company. Each executive officer’s age is as of June 30, 2022.

Tony J. VunCannon. Mr. VunCannon, age 57, is a certified public accountant and has served as Executive Vice President (Senior Vice President prior to December 22, 2014), Chief Financial Officer and Treasurer of HomeTrust Bank since July 2006 and as Corporate Secretary of HomeTrust Bank since September 2017. From March 1997 to June 2006, Mr. VunCannon served as Vice President and Treasurer of HomeTrust Bank and from April 1992 to February 1997, Mr. VunCannon served as Controller of HomeTrust Bank. In addition, Mr. VunCannon has served as Executive Vice President (Senior Vice President prior to December 22, 2014), Chief Financial Officer and Treasurer of HomeTrust Bancshares since HomeTrust Bank’s mutual-to-stock conversion and as Corporate Secretary of HomeTrust Bancshares since September 2017. Previously, Mr. VunCannon was employed by KPMG in Charlotte, North Carolina.

W. Mark DeMarcus. Mr. DeMarcus, age 57, joined HomeTrust Bancshares and HomeTrust Bank in February 2018 as Executive Vice President and Commercial Banking Group Executive. Mr. DeMarcus has more than 35 years of experience in the banking industry. Prior to joining HomeTrust, he served in key executive roles at Atlantic Capital Bank, Yadkin Bank and Wachovia Bank. Mr. DeMarcus held a variety of senior positions in Commercial Banking, Retail and Small Business Banking, Treasury Management, Credit Administration and Human Resources for Wachovia from 1986 to 2008. While at Yadkin Bank, Mr. DeMarcus served as Chief Operating Officer, Chief Banking Officer and Divisional President from 2008 to 2016. Mr. DeMarcus led the expansion of Atlantic Capital Bank to North Carolina prior to joining HomeTrust in 2018.

Kristin Y. Powell. Ms. Powell, age 46, joined HomeTrust Bancshares and HomeTrust Bank in July 2015. From July 2015 to May 2020, Ms. Powell served as Director of Residential Mortgage Lending, and from June 2020 to June 2022, Ms. Powell served as Executive Vice President, Consumer Banking Group Executive. As of July 2022, Ms. Powell was promoted to Executive Vice President, Consumer and Business Banking Group Executive. Her experience in the banking and financial services industry spans over 20 years. Prior to joining HomeTrust, she served for over 13 years at PNC in senior leadership and strategic positions throughout the Southeast. Currently, she provides direction and leadership to our Consumer and Business Banking lines of business, which include Mortgage, Retail, Business Banking, and Professional Investment Bank services.

Marty T. Caywood. Mr. Caywood, age 50, joined HomeTrust Bank in May 1995 and has served as Executive Vice President and Chief Information Officer since April 2019. During his time at HomeTrust Bank, he has served in multiple capacities, developing and implementing technology initiatives across the organization. In 2014, Mr. Caywood assumed the role of Director of Information Technology and was promoted to Senior Vice President and Chief Technology Officer in September 2017. In addition to maintaining existing enterprise systems, he provides technical direction to all lines of business and has led numerous operational process improvement initiatives.

Keith J. Houghton. Mr. Houghton, age 60, has served as Executive Vice President (Senior Vice President prior to December 22, 2014) and Chief Credit Officer of HomeTrust Bank since March 2014. Mr. Houghton has more than 30 years of experience in the banking industry.  For nearly 17 years, he held a variety of senior positions in the credit and lending areas with StellarOne Corporation, a Charlottesville, VA-based bank holding company with approximately $3 billion in assets, and its predecessors, until the sale of StellarOne to another bank in January 2014. The most recent of those positions was Chief Credit Risk Officer, which Mr. Houghton held since 2007.

R. Parrish Little. Mr. Little, age 54, joined HomeTrust Bank in March 2015 as Executive Vice President and Chief Risk Officer. Mr. Little has more than 25 years of experience in the financial services industry serving in internal audit and risk management leadership positions. He began his career in banking with Citizens & Southern National Bank (Bank of America) in Columbia, S.C. as an auditor. In 1995 he managed and led audit initiatives with Fleet Financial Group’s (Bank of America) mortgage lending operations. He served in several leadership roles with Bank of America in Greensboro and Charlotte, N.C. from 1997 to 2007, during which time he was promoted to Senior Vice President. He joined First Citizens Bank and Trust in Columbia, South Carolina in 2008 as Director of Risk Management. In his most recent role there, which he held prior to joining HomeTrust Bank, he served as Chief Audit Executive of First Citizens Bank and Trust and directed the Internal Audit team.

Megan Pelletier. Ms. Pelletier, age 43, joined HomeTrust Bancshares and HomeTrust Bank in May 2022 as Executive Vice President, Chief People Officer. Her experience spans almost 20 years of banking and financial industry roles as both a line of business employee and human resources leader, as well as serving in commercial banking positions. Prior to joining HomeTrust, she served in several key roles at SouthState Bank in Charlotte, NC, most recently as Senior Vice President, Director of Talent Acquisition. While at SouthState she also held the positions of Director of Commercial Operations, Human Resources Manager and Human Resources Business Partner.

Environmental, Social and Governance Matters

We view ourselves as a regional community bank positioned for smart growth—dedicated to maintaining the core values and culture that reflect our brand and commitment to solid, long-term value for all our stakeholders. We consider environmental, social and governance (“ESG”) matters to be an integral part of our business and are committed to continuous progression of our ESG efforts.

Environmental

Recent initiatives to reduce our environmental impact have included:

●	Completely redesigning our branch office back-end infrastructure to no longer rely on local servers and instead communicate directly with our two data center locations, significantly reducing our electricity usage.

●	Modernizing and consolidating our data centers with more energy-efficient equipment and migrating select software platforms and workloads to cloud providers.

●	Recycling older hardware and related equipment, enabling their valuable components to be reused instead of ending up in landfills.

●	Enforcing power saving settings, such as requiring all employee desktop monitors to turn off after 15 minutes of inactivity.

●	Converting all interior and exterior conventional lighting fixtures at our facilities to LED lighting.

●	Using photocells on parking lot lights and illuminated signage.

●	Replacing high energy water heaters with tankless, on-demand water heaters.

●	Reducing lawn irrigation to fewer days per week while installing more drought-resistant plantings.

●	Monthly monitoring of utility usage at all our facilities.

●	Incorporating solar technology into window glass replacements.

●	Reducing our use of paper by using electronic communication and storage for various internal reporting, board reports, and proxy materials.

●	Transitioning all vendors to paperless invoicing and encouraging customers to transition to online banking, receive digital delivery of documents, and use electronic signatures.

●	Reducing offsite document storage requirements and record retention of paper.

●	Ongoing activities to reduce our environmental impact include paper and plastic recycling in all locations and auto shut-off lighting in certain areas.

Social

Our Communities

Supporting individuals and businesses in our local communities is a top priority for us. We were a proud participant in the Small Business Administration’s Paycheck Protection Program (“PPP”), originating $112.0 million of PPP loans (469 loans in total) throughout the COVID-19 pandemic. We have also accommodated many of our commercial and individual borrowers with loan modifications to assist them during the pandemic.

We employ a full-time Community Development Officer and a full-time Community Development Mortgage Originator (working solely with low-to-moderate income (“LMI”) applicants). We also maintain a Community Reinvestment Act and Fair Lending Management Committee responsible for the governance and oversight of the following activities:

●	Providing financial and professional expertise to individuals living in LMI or majority-minority areas or to non-profit organizations that primarily serve individuals and small businesses in those areas.

●	Donations to non-profit organizations that primarily serve individuals or small businesses in LMI and minority communities.

●	Community lending to individuals or organizations in support of affordable housing, community services, economic development, community revitalization, and other activities such as obtaining grant assistance that are responsive to the needs of individuals where we have office locations.

●	Investments in bonds, certificates of deposit, LMI loan pools, and equity that are designed to support individuals living in LMI or minority areas.

●	Establishment of policies, procedures, analytics and training to prevent discriminatory lending practices.

Community development initiatives in the past fiscal year have included:

●	Provided first mortgage loan opportunities through our Homeownership Now mortgage lending program, as well as various state- and federal-based programs (NC, TN Housing and USDA, FHA, VA), to qualified LMI first-time homebuyers.

●	Partnered with Habitat for Humanity (“Habitat”) in Wake County, North Carolina to originate mortgage loans for families purchasing new homes through Habitat. We are expanding this program with Habitat in Charlotte, North Carolina, Asheville, North Carolina, Greenville, South Carolina, and Knoxville, Tennessee. To date, we have made aggregate commitments to this program of more than $20 million.

●	Promoted financial literacy programs by providing FDIC Money Smart curriculum at no cost and partnering with the Banzai financial education program in several public schools.

●	Provided first-time home buyer seminars that included a road map to the buying and lending process and identified resources such as financial education and down payment assistance programs.

●	Supported a variety of non-profit organizations through approximately $325,000 in donations and sponsorships that work to make positive impacts on our communities with a focus on financial education, affordable housing, and essential community services to LMI individuals.

●	Made over $70 million in investments that promote LMI housing, including mortgages purchased from non-profit organizations, U.S. government-sponsored enterprises, low-income equity tax credits, and certificates of deposit.

●	Establish a paid time off (“PTO”) benefit for our employees that provides every employee with eight hours of paid volunteer time to give back to the communities where they live and work.

●	Provided over 1,200 hours through our employee volunteer community service activities.

●	Provided over $70 million of Community Development lending through loans and leases to developers, non-profit entities, and municipalities. These loans benefit communities through services to LMI individuals, job creation and stabilization, economic development, and affordable housing.

Our Employees

Key aspects of our human capital management include the following:

●	Talent Acquisition. We recruit, hire, and promote employees based on their individual ability and experience and in accordance with Affirmative Action and Equal Employment Opportunity laws and regulations.

●	Employee Retention and Engagement. We offer competitive compensation and benefit packages, and a strong work culture centered on highly ethical, team-focused behavior. We provide regular performance feedback and encourage collaboration across the company through open dialogue and focused execution while seeking diverse perspectives.

We believe a strong corporate culture and employee engagement is crucial to the success of the company. In 2022, we conducted a comprehensive employee engagement survey, with a high level of employee participation, to gain perspective on what we do well and our opportunities for improvement. In addition, we launched a behavior-based set of company culture fundamentals, intended to support the Company’s core values and increase overall employee engagement.

●	Community Engagement. We are committed to serving and strengthening the communities in which we live, work and play and believe this commitment fosters strong and rewarding relationships with our clients and community partners. Community Service Leave (“CSL”) is awarded annually to employees to foster volunteerism with charitable organizations of their choice throughout the year. All employees are eligible for CSL and may use it throughout the calendar year to participate in eligible community service activities.

●	Safety and Well-Being. Valuing our people, our greatest asset, means that good health, safety, and well-being practices, both at home and at work, are woven into the fabric of our culture. We promote the health and wellness of our employees by strongly encouraging work-life balance and a healthy lifestyle. We offer a confidential assistance program for employees and those living in their households, which provides tools, resources, and counseling at no charge to them. We provide a wellness program that delivers products, services, and tools to help employees maintain a healthy life, and provide a competitive PTO program, which employees may use for vacation, personal time, and illnesses.

During the peak of the pandemic, we partnered with a third-party vendor to assist in managing the COVID-19 related cases, ensuring confidentiality and consistency in the process. We provide up to four hours of leave for employees who need time away to receive the vaccine and up to three days of COVID-19 PTO for eligible employees who are unable to work due to quarantine or illness related to COVID-19.

●	Diversity, Equity, and Inclusion. We recognize the importance of having a workforce that reflects the diversity of the communities we serve, and we are committed to continuous progression of a more equitable, diverse, and inclusive workplace. As of June 30, 2022, our senior management team was 40% female, and our broader employee population self-identified as follows: 67% female and 14% a member of a minority demographic.

Governance

Our Board of Directors and management are committed to sound and effective corporate governance practices. Certain aspects of these practices, including the leadership structure of our Board and the Board’s role in risk oversight, the Board’s committees, our Code of Ethics and Conduct, our stock ownership guidelines for directors and executive officers and our director and executive compensation programs, are discussed in the sections that follow. We believe the diversity of our directors has significantly enhanced the effectiveness of our Board. This topic is discussed in greater detail under “Board Diversity and Refreshment.”

Director Independence

The Company’s Board of Directors has determined that the following directors, constituting a majority (eight of ten directors) of the Board, are “independent directors,” as that term is defined in NASDAQ Listing Rule 5605(a)(2): Biesecker, James, Kendall, Koontz, Lowe, McFarland, Switzer and Williams.

Board Leadership Structure and Role in Risk Oversight

Leadership Structure. Prior to September 1, 2022, we combined the positions of Chief Executive Officer and Chairman into one position, which had been held by Mr. Stonestreet. We believe this structure was appropriate because of the primarily singular operating environment of the Company and HomeTrust Bank, with our predominant focus on being a provider of retail and commercial banking services. Having the Chief Executive Officer and Chairman involved in the daily operations of this focused line of operations improves the communication between management and the Board and ensures that the Board’s interest is represented in our daily operations, particularly with regard to risk management. Effective September 1, 2022, as part of the Company’s senior management succession planning, Mr. Westbrook was promoted to Chief Executive Officer of the Company and Mr. Stonestreet became Executive Chairman, a position Mr. Stonestreet is expected to hold until he retires from the Board upon the expiration of his term as a director at the Company’s annual meeting of stockholders in 2023. The Board has not yet determined who will succeed Mr. Stonestreet as Chairman. Because Mr. Stonestreet will remain an employee of the Company until his retirement, the Board continues to believe it is appropriate to designate a non-management director (currently Director Williams) to serve as lead director. The lead director is responsible for presiding over executive sessions of the non-management directors held outside the presence of the Chairman, and for serving as a liaison between the non-management directors and the Chairman.

Role in Risk Oversight. Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success. We face a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board has ultimate responsibility for the oversight of risk management. The Board believes that risk management, including setting appropriate risk limits and monitoring mechanisms, is an integral component and cannot be separated from strategic planning, annual operating planning, and daily management of our business. Consistent with this approach as well as based on the belief that certain risks require an oversight focus that a Board committee can better provide, the Board has delegated the oversight of certain risk areas to certain committees of the Board. The responsibilities of the Executive and Risk Committee of the Board of Directors include enterprise risk management, which encompasses the primary risks faced by HomeTrust Bank in its operations. The responsibilities of the Audit Committee of the Board of Directors include assisting the Board with respect to potential financial risks to the Company. The responsibilities of the Compensation Committee of the Board of Directors include the consideration of risks in connection with incentive and other compensation programs. See “—Board Meetings and Committees.” These committees regularly provide reports of their activities and recommendations to the full Board. In addition, members of senior management regularly attend meetings of the Board to report to the Board on the primary areas of risk that we face.

Cybersecurity risk is a key consideration in the operational risk management capabilities at HomeTrust Bank. We maintain a formal information security management program, which is subject to oversight by, and reporting to, the Executive and Risk Committee. Given the nature of our operations and business, including the Bank’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk that is subject to control and monitoring at various levels of management throughout the Bank. The Executive and Risk Committee oversees and reviews reports on significant matters of corporate security, including cybersecurity.

Board Meetings and Committees

The current members of the Boards of Directors of the Bank and the Company are identical. Meetings of the Company’s and the Bank’s Boards of Directors are generally held eight times per year. In those months when the Boards of Directors do not meet, the Boards’ Executive and Risk Committee meets. During the fiscal year ended June 30, 2022, the Board of Directors of the Company held ten meetings and the Board of Directors of the Bank held ten meetings. During fiscal year 2022, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served during the period in which he or she served.

The Company’s Board of Directors has the following standing committees, which are summarized below: Audit Committee; Compensation Committee; Executive and Risk Committee; Governance and Nominating Committee; Asset/Liability Committee; and Mergers and Acquisitions Committee.

Audit Committee. The Audit Committee is currently comprised of Directors Kendall (Chair), Biesecker, Koontz, McFarland and Switzer, each of whom is “independent,” as independence for audit committee members is defined in the NASDAQ Listing Rules. The Company’s Board of Directors has determined that each of Ms. Kendall and Mr. Switzer is an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors, a copy of which is available on the Company’s website, located at www.htb.com, by clicking “Investor Relations,” then “Corporate Information” and then “Governance Documents.” The Audit Committee is appointed by the Company’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to: the integrity of the Company’s consolidated financial statements and the accounting and financial reporting processes; the systems of internal accounting and financial controls; compliance with legal and regulatory requirements and the Company’s policies; the annual independent audits of the Company’s consolidated financial statements and internal control over financial reporting; the independent auditors’ qualifications and independence; the performance of the Company’s internal audit department and independent auditors; and any other areas of potential financial risk to the Company specified by its Board of Directors. The Audit Committee also is responsible for hiring, retaining and terminating the Company’s independent auditors. In addition, the Audit Committee reviews, at least annually, the Company’s Code of Ethics and Conduct. The Audit Committee met nine times in fiscal 2022.

Compensation Committee. The Compensation Committee is currently comprised of Directors Koontz (Chair), James, Lowe and Williams, each of whom is an “independent director,” as that term is defined in the NASDAQ Listing Rules. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the Company’s compensation and benefit programs. The Compensation Committee also is responsible for:

●	reviewing from time to time the Company’s compensation and incentive plans and, if the Committee believes it to be appropriate, amending these plans or adopting new plans;

●	overseeing the evaluation of management and determining the compensation for executive officers, including salary, bonus, short-term incentives, long-term incentives and all other forms of compensation, including participation in tax-qualified and non-qualified benefit plans. This includes evaluating performance following the end of incentive periods and setting specific awards for executive officers;

●	reviewing and approving the amount of the Company’s matching and profit sharing contributions under the KSOP each year;

●	performing such duties and responsibilities as may be assigned to the Committee under the terms of any executive or employee compensation plan;

●	reviewing annually all employment contracts of the Company’s executive officers and approving the amendment, extension or termination of such contracts as deemed appropriate, and considering any proposed new employment contracts with executive officers;

●	periodically reviewing and recommending to the Board the appropriate level of compensation and the appropriate mix of cash compensation and equity compensation for Board and Board committee service; and

●	overseeing succession planning for the Company’s executive management team.

The Compensation Committee operates under a formal written charter, a copy of which is available on the Company’s website, located at www.htb.com, by clicking “Investor Relations,” then “Corporate Information” and then “Governance Documents.” In fiscal year 2022, the Compensation Committee met nine times.

The charter of the Compensation Committee authorizes the committee to retain a consultant to assist the committee in carrying out its responsibilities. Pursuant to this authority, the Compensation Committee retained the consulting firm of Pearl Meyer & Partners, LLC (“Pearl Meyer”). For additional information regarding the role of Pearl Meyer, see “Executive Compensation—Compensation Discussion and Analysis-What Guides Our Program-Role of Independent Compensation Consultant.”

The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee. For a discussion of the role of executive officers in setting executive pay, see “Executive Compensation—Compensation Discussion and Analysis-What Guides Our Program-Role of Executive Officers in Determining Compensation.”

Executive and Risk Committee. The Executive and Risk Committee is currently comprised of Directors Williams (Chair), James, Kendall, Koontz, Stonestreet and Westbrook. The Executive and Risk Committee is authorized to exercise the power of the Board of Directors between Board meetings, to the extent permitted by applicable law, and performs the duties of the Loan Committee in the months the full Board of Directors does not meet. The responsibilities of the Executive and Risk Committee also include:

●	periodically review and approve the Company’s enterprise risk management program activities and related frameworks;

●	review and discuss the following with management: the Company’s risk appetite statement and risks to corporate strategy; alignment of strategy and business objectives with the Company’s stated mission, vision and core values; significant business decisions, including capital allocations, funding and dividend-related decisions, to understand the risks to the Company; responses to significant fluctuations in the performance of the Company or the risks impacting the Company; and corporate culture and desired behaviors, including responses to instances of deviations from core values;

●	coordinate with other Board committees, including the Audit and Compensation Committees, to assist in the performance of their duties and responsibilities with respect to risk management, to share information and to avoid duplication of efforts;

●	review and approve the Chief Risk Officer’s assessment of the risks with employee compensation and incentive practices;

●	review and approve policies, systems and processes for risk data aggregation and model governance;

●	receive and discuss with the Chief Risk Officer the Company’s major risk exposures and corporate risk profile and review steps taken by management to monitor, manage and mitigate significant risk exposures;

●	review the activities of management-level committees to identify, monitor and respond to the Company’s significant risks;

●	review and approve enterprise risk policies that reflect the Company’s risk management philosophies, principles, and risk limits;

●	receive and review reports from the Chief Risk Officer and other members of management regarding the state and maturity of the Company’s overall risk management program;

●	receive and review communications from the Chief Risk Officer and other members of management on the results of risk management activities, including any emerging risks and risk topics to enhance the Executive and Risk Committee members’ knowledge and awareness of key risks that may impact the Company;

●	review and discuss with management any audit and examination results and other reports from regulatory authorities relating to the Company’s risk management activities;

●	review management’s process for the reporting of all independent loan review results directly to the full Board;

●	receive and review reports from management at least annually on the Company’s insurance program; and

●	review and approve the Company’s information security program and receive reports from management on the status of the program activities and any significant risks to the Company or customers.

The Executive and Risk Committee operates under a formal written charter, a copy of which is available on the Company’s website, located at www.htb.com, by clicking “Investor Relations,” then “Corporate Information” and then “Governance Documents.” The Executive and Risk Committee met four times during fiscal year 2022.

Governance and Nominating Committee. The Governance and Nominating Committee is currently comprised of Directors Williams (Chair), James, Kendall and Lowe, each of whom is an “independent director,” as that term is defined in the NASDAQ Listing Rules. The Governance and Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Governance and Nominating Committee. The nominees for election at the annual meeting identified in this proxy statement were recommended to the Board by the Governance and Nominating Committee.

The Governance and Nominating Committee operates under a formal written charter adopted by the Board, a copy of which is available on the Company’s website, located at www.htb.com, by clicking “Investor Relations,” then “Corporate Information” and then “Governance Documents.” The Governance and Nominating Committee has the following responsibilities under its charter:

●	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

●	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, giving consideration to the candidate’s particular experience, qualifications, attributes or skills in view of the following criteria, as applicable:

honesty/integrity/reputation; commitment to the long-term success of the Company and stock ownership; right fit/collaborative leader/builds consensus/team builder; commitment and time to fulfill responsibilities; ability to read and understand financial statements; expertise in strategic thinking and planning; diversity of Board members; financial management expertise; understanding and knowledge of banking industry and trends; bank accounting expertise, experience as a CPA/CFO/auditor/other relevant experience and/or meets SEC “Audit Committee Financial Expert” definition; director/senior executive of a company comparable in size and/or complexity to the Company (or larger) with recent operating experience; experience with mergers/acquisitions; expertise in technology, including e-commerce and business continuity planning; expertise in enterprise risk management; experience as a human resources executive or related experience in culture change, recruiting and retaining talent; and any other factors that the Governance and Nominating Committee may deem appropriate.

The Governance and Nominating Committee considers these criteria, and any other criteria established by the Board, in the context of an assessment of the operation and needs of the Board as a whole and the Board’s goal of maintaining diversity among its members;

●	review nominations submitted by stockholders addressed to the Company’s Corporate Secretary that comply with the requirements of the Company’s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

●	review proposals submitted by stockholders for business to be conducted at annual meetings of stockholders;

●	determine the criteria for the selection of the Chair and Vice Chair/Lead Director of the Board and make recommendations to the Board for these positions;

●	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary;

●	recommend to the Board a set of corporate governance principles applicable to the Company, review those principles at least annually and perform the responsibilities assigned to the Committee under those principles. Implement other policies regarding corporate governance matters as deemed necessary or appropriate;

●	oversee an annual performance evaluation of the Board;

●	recommend advisory directors and emeritus directors; and

●	perform any other duties or responsibilities delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and received by the Corporate Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

The Governance and Nominating Committee met seven times during fiscal year 2022.

Asset/Liability Committee. The Asset/Liability Committee is currently comprised of Directors Biesecker (Chair), McFarland, Stonestreet and Switzer. The Asset/Liability Committee is responsible for the approval of the Company’s investment and asset/liability management strategies, establishing related policies and monitoring compliance with those policies. During fiscal 2022, the Asset/Liability Committee met four times.

Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee is currently comprised of Directors James (Chair), Lowe, Switzer and Williams. The Mergers and Acquisitions Committee is responsible for reviewing potential merger and acquisition transactions and, if appropriate, recommending such transactions to the Board of Directors for the Board’s consideration and approval. The Mergers and Acquisitions Committee met five times during fiscal 2022.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by writing to: Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each of the Company’s current directors attended the Company’s last annual meeting of stockholders.

Director Compensation

The current members of the Boards of Directors of the Bank and the Company are identical. The following table includes information regarding the compensation earned, for service as a director, by each individual who served on the Company’s Board of Directors during fiscal 2022 other than Mr. Stonestreet, the Company’s Chief Executive Officer prior to September 1, 2022 and Executive Chairman since September 1, 2022, and Mr. Westbrook, the Company’s President and Chief Operating Officer prior to September 1, 2022 and President and Chief Executive Officer since September 1, 2022. During fiscal 2022, Messrs. Stonestreet and Westbrook did not receive any compensation for their service as directors. For information regarding Mr. Stonestreet’s and Mr. Westbrook’s compensation for service as executive officers, see “Executive Compensation.”

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Sidney A. Biesecker(1)	$43,750	$29,939	---	---	$412	$74,101
Robert E. James, Jr.	$49,750	$29,939	---	---	$582	$80,271
Laura C. Kendall	$58,250	$29,939	---	---	$582	$88,771
Craig C. Koontz	$58,750	$29,939	---	$804	$412	$89,905
Rebekah M. Lowe	$46,750	$29,939	---	---	$412	$77,101
F.K. McFarland, III	$43,750	$29,939	---	$12,588	$412	$86,689
John A. Switzer	$46,750	$29,939	---	---	$412	$77,101
Richard T. Williams	$69,000	$29,939	---	$236	$582	$99,757

(1)	Mr. Biesecker is a former employee of HomeTrust Bank. Information regarding compensation provided to him during fiscal 2022 for his service as former employee is provided under “Transactions with Related Persons.”
(2)	Represents the grant date fair value under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), of an award of 955 shares of restricted stock to each of Messrs. Biesecker, James, Koontz, McFarland, Switzer and Williams and Mses. Kendall and Lowe, which is scheduled to vest in full on February 11, 2023. The assumptions used in the calculation of the grant date fair value amount are included in Note 14 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC. As of June 30, 2022, each of Messrs. Biesecker, James, Koontz, McFarland, Switzer and Williams and Mses. Kendall and Lowe held 955 unvested shares of restricted stock.
(3)	As of June 30, 2022, Mr. Biesecker held options to purchase 15,700 shares of common stock, Mr. Koontz held options to purchase 10,700 shares of common stock, Mr. McFarland held options to purchase 2,300 shares of common stock and each of Messrs. James and Williams and Ms. Kendall held options to purchase 12,000 shares of common stock.
(4)	Includes the aggregate of (i) the change in the actuarial present value of the director’s accumulated benefit under HomeTrust Bank’s Director Emeritus Plan (the “Director Emeritus Plan”) from June 30, 2021 to June 30, 2022 and (ii) above-market interest on amounts deferred under HomeTrust Bank’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”), respectively, as follows: Mr. Biesecker – (i) $0 and (ii) $0; Mr. James – (i) $0 and (ii) $0; Ms. Kendall – (i) $0 and (ii) $0; Mr. Koontz – (i) 0 and (ii) $804; Ms. Lowe – (i) $0 and (ii) $0; Mr. McFarland – (i) $11,892 and (ii) $696; Mr. Switzer – (i) $0 and (ii) $0; and Mr. Williams – (i) $0 and (ii) $236. Messrs. Biesecker, James, Switzer and Williams and Mses. Kendall and Lowe currently do not participate in the Director Emeritus Plan. For additional information, see “—Director Emeritus Plan.”
(5)	Represents dividends paid on unvested shares of restricted stock.

Director Retainer and Fees

During the fiscal year ended June 30, 2022, the compensation arrangement for non-employee directors consisted of the following: (i) an annual cash retainer of $34,000; (ii) a cash fee of $1,500 for each in-person Board meeting attended in excess of ten in-person meetings during the fiscal year; (iii) a cash fee of $750 for each in-person committee meeting attended and for each telephonic committee meeting attended lasting one hour or more; (iv) an annual restricted stock award with a value of approximately $30,000; and (v) an additional annual cash retainer of $15,000 for the Vice Chair and Lead Director, $10,000 for the Audit Committee Chair, $7,500 for the Compensation Committee Chair and $5,000 for the Governance and Nominating Committee Chair. There were no changes in the compensation arrangement for non-employee directors during the fiscal year.

Directors who are also employees of HomeTrust Bank do not receive an annual retainer or other fees for serving on the Board.

Equity-Based Compensation

At the Company’s annual meeting of stockholders held on January 17, 2013, its first meeting of stockholders following the July 2012 mutual-to-stock conversion of HomeTrust Bank, the Company’s 2013 Omnibus Incentive Plan was approved. The 2013 Omnibus Incentive Plan allows for the grant of stock options, stock appreciation rights, restricted stock, restricted share units and cash awards to eligible participants. The 2013 Omnibus Incentive Plan is similar to equity-based incentive plans adopted by other newly converted thrift institutions.

At the annual meeting, stockholders will be asked to approve the Company’s 2022 Omnibus Incentive Plan, which would permit the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.  If the 2022 Omnibus Incentive Plan is approved at the annual meeting, no future awards will be made under the 2013 Omnibus Incentive Plan.  See “Proposal III. Approval of the 2022 Omnibus Incentive Plan.”

As noted under “-Director Retainer and Fees,” for fiscal 2022, non-employee directors were to receive an annual restricted stock award with a value of approximately $30,000. Accordingly, on February 11, 2022, Messrs. Biesecker, James, Koontz, McFarland, Switzer, Williams and Mses. Kendall and Lowe were each granted 955 shares of restricted stock, which are scheduled to vest in full on February 11, 2023.

Director Emeritus Plan

Under the Director Emeritus Plan, upon termination of service as a director other than for cause, a participating director becomes an emeritus director and is entitled to be paid a monthly director emeritus fee as set forth in his or her joinder agreement to the Director Emeritus Plan, for the benefit period specified in the joinder agreement. Directors Biesecker and Stonestreet do not currently participate in the Director Emeritus Plan. Directors Biesecker and Stonestreet are entitled to additional benefits under HomeTrust Bank’s Executive Supplemental Retirement Income Plan (the “SERP”). Directors James, Kendall, Lowe, Switzer, Westbrook and Williams do not participate in the Director Emeritus Plan, and it is expected that no future director will participate in the Director Emeritus Plan.

The specific Director Emeritus Plan benefits of each of the directors and former directors listed in the table under “Director Compensation” above who currently participate in the Director Emeritus Plan are described below. Each such participant is 100% vested in his or her benefits under the Director Emeritus Plan.

Director Koontz. Under his joinder agreement, Director Koontz is entitled to a 20-year director emeritus benefit in the annual amount of $30,000, with such amount increasing 5% per year after the first year of the benefit period.

Director McFarland. Under his joinder agreement, Director McFarland is entitled to a 20-year director emeritus benefit in the annual amount of $16,193, with such amount increasing 5% per year after the first year of the benefit period.

Code of Ethics and Conduct

We have adopted a Code of Ethics and Conduct (the “Code of Ethics”), which applies to all directors, officers and employees of the Company and its subsidiaries. The Code of Ethics reflects our expectation of honest and ethical conduct in all aspects of our business from all directors, officers and employees. A copy of the Code of Ethics is available on the Company’s website, located at www.htb.com, by clicking “Investor Relations,” then “Corporate Information” and then “Governance Documents.”

Stock Ownership Guidelines

We have adopted stock ownership guidelines applicable to our directors and executive officers in order to further align their interests with the interests of our stockholders. These guidelines are described under “Executive Compensation—Compensation Discussion and Analysis-Other Compensation Practices, Policies and Guidelines-Stock Ownership Guidelines.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors we considered in making those decisions. Following this section, you will find a series of additional tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our “named executive officers”:

●	Dana L. Stonestreet, Executive Chairman of the Company and the Bank*;

●	C. Hunter Westbrook, President and Chief Executive Officer of the Company and the Bank*;

●	Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of the Company and the Bank;

●	W. Mark DeMarcus, Executive Vice President and Commercial Banking Group Executive of the Company and the Bank**; and

●	Kristin Y. Powell, Executive Vice President and Consumer and Business Banking Group Executive of the Company and the Bank**.

*Prior to September 1, 2022, Mr. Stonestreet was Chairman and Chief Executive Officer of the Company and Chairman of the Bank, and Mr. Westbrook was President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank. Prior to September 1, 2021, Mr. Stonestreet was Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, and Mr. Westbrook was Senior Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of the Bank. Prior to October 28, 2020, Mr. Stonestreet was also President of the Bank and Mr. Westbrook was Senior Executive Vice President and Chief Operating Officer of the Company and the Bank.

**Mr. DeMarcus and Ms. Powell became executive officers effective March 27, 2022.

Executive Summary

Business Highlights. For the fiscal year ended June 30, 2022, compared to the previous fiscal year:

●	net income was $35.7 million, compared to $15.7 million;

●	diluted earnings per share were $2.23, compared to $0.94;

●	return on average assets was 1.01%, compared to 0.42%;

●	return on average equity was 9.00%, compared to 3.88%;

●	net interest income was $110.8 million compared to $103.3 million;

●	provision for credit losses was a net benefit of $592,000, compared to a net benefit of $7.1 million;

●	noninterest income was $39.2 million, compared to $39.8 million;

●	there were no prepayment penalties on borrowings compared to prepayment penalties of $22.7 million;

●	1.5 million shares of the Company’s common stock were repurchased during fiscal 2022 at an average price of $29.23 per share; and

●	net loan growth was $36.0 million, or 5.3%, compared to a decrease of $35.9 million, or 5.2%.

During fiscal 2022, we completed the transitioning of our back-office Small Business Administration (“SBA”) loan service process in-house, which, in the long run, is expected to provide additional servicing fee and gain on sale income. We also closed nine branch offices, representing 22% of our total branch network, which is expected to reduce our annual expenses significantly. In addition, we entered a new fintech partnership, which contributed to growth in the commercial and industrial loan segment and supplements our existing partnership with a fintech specializing in home equity lines of credit (HELOCs). Subsequent to fiscal year-end, we announced our signing of a definitive agreement to acquire Quantum Capital Corporation (“Quantum”), the holding company for Quantum National Bank, a $660 million-in-assets bank in the Atlanta metro area. We believe this transaction, which we expect will be completed in the first quarter of calendar year 2023, presents a unique opportunity to expand our franchise and meaningfully enhance our profitability.

Our senior leadership team is focused on executing our strategic plan to deliver value to our customers and stockholders. At the core of that plan is our successful transformation from a mutual thrift institution to a full-service commercial bank. That transformation began with our conversion in 2012 from the mutual form of ownership to the stock form of ownership (the “Mutual-to-Stock Conversion” or the “Conversion”). Prior to the Conversion, we had only three lines of business – retail/consumer, mortgage and commercial – with limited offerings and limited capabilities. Today, we have more than ten lines of business, which have greatly improved our offerings and capabilities. We expect the continued maturity of these lines of business to drive growth in our earnings and positively impact our financial performance.

The following table compares our pre-Conversion and current lines of business:

2012: Pre-Conversion	2022: Ten Years Post-Conversion

● Retail/Consumer – Limited Offerings ● Mortgage – Old Savings and Loan Model ● Commercial – Very Limited Capabilities

Commercial

●     Commercial Real Estate

●     Commercial and Industrial

●     Middle Market Banking

●     Equipment and Municipal Finance

●     Treasury Management Services

Small Business Banking

●     Business Banking

●     Business Banking Centers

●     SBA Lending

Consumer Banking

●     Retail Banking Market Teams

●     Consumer Banking

●     Mortgage Banking

●     Investment Services

●     Professional Banking

Wholesale Lending

●     HELOCs Originated for Sale

●     Indirect Auto

●     FinTech Partnerships

Since the Conversion, we have also expanded geographically, adding larger growing, metro markets in North Carolina, South Carolina, Virginia and Tennessee. We will be entering the Atlanta metro area upon completion of our pending acquisition of Quantum. We currently have 32 banking offices, compared to 20 at the time of the Conversion, and will add two banking offices through the Quantum acquisition. Our growth since the Conversion has been enabled by hiring experienced bankers to build out the necessary infrastructure to support our commercial lenders and new lines of business.

Pay for performance has been focused on the execution of our strategic plan to build a high performing bank. Our management team has delivered exceptional performance in transitioning us from a rural thrift with $1.5 billion in total assets prior to the Conversion to a full-service regional commercial bank with $3.5 billion in total assets as of June 30, 2022. The following changes in our balance sheet reflect the significant transformation management has accomplished in executing our strategic plan since the Conversion:

●	Commercial loans were 75% of total loans at June 30, 2022 compared to 33% at June 30, 2012.

●	One-four family mortgage loans were 13% of total loans at June 30, 2022 compared to 50% at June 30, 2012.

●	Checking deposits were 45% of total deposits at June 30, 2022 compared to 15% at June 30, 2012.

Say on Pay and Key Compensation Actions. On the “say on pay vote” at our last annual meeting of stockholders (held in November 2021), the percentage of votes cast in favor was approximately 91%. We currently hold a say on pay vote annually. We strive to keep an open dialogue with investors to ensure we hear and understand their perspectives. We carefully consider the feedback received from these discussions, as well as the results of our say on pay vote, in evaluating our executive compensation.

The Compensation Committee is steadfast in its commitment to align the Company’s executive compensation programs with stockholder interests and expectations, while balancing the need to attract, motivate and retain high-performing leaders. In pursuit of this commitment, the Compensation Committee made the following key compensation-related decisions during fiscal 2022:

●	The entire annual equity award to Mr. Stonestreet, our chief executive officer during fiscal 2022, was in the form of performance-based restricted stock units;

●	Messrs. Westbrook and VunCannon were granted 50% of the value of their fiscal 2022 annual equity awards in performance-based restricted stock units and 50% in time-based restricted stock;

●	increases in named executive officer base salaries during fiscal 2022 were generally merit-based and to maintain such salaries at approximately the 50th percentile of the survey benchmark data for their positions; and

●	cash awards under the Company’s short-term incentive program were based on the Company’s financial performance and pre-established individual goals.

Best-Practice Compensation Approaches. To support long-term value creation, we follow good governance practices, including the following:

Pay for performance, minimum performance requirements and capped payouts	Our annual incentives require minimum levels of performance before amounts are earned and also have a cap on maximum payouts. Since fiscal 2019, the entirety of our chief executive officer’s annual equity award has been performance-based and one-half of the equity awards to other persons who were executive officers at the time of grant have been performance-based.
Appropriate risk-taking	We set challenging, yet achievable performance goals that are centered around our internal financial plan, which we believe will not encourage risk taking outside the range of risk inherent in our business.
Clawback provisions	Our annual incentives are subject to clawback if we are required to restate our financial results.
Limited perquisites	Other than providing Mr. Stonestreet with a company automobile and providing Mr. Westbrook with an automobile allowance, we do not provide the named executive officers with any perquisites or other personal benefits.
No golden-parachute excise tax gross-ups	We have not entered into any agreements that provide a golden parachute excise tax gross-up in the event of a change in control.
“Double-trigger” severance benefits in the event of a change in control	In the event of a change in control, the payment of severance benefits to the named executive officers under their employment (Messrs. Stonestreet, Westbrook and VunCannon) and change in control severance (Mr. DeMarcus and Ms. Powell) agreements are set to a “double trigger.” This means that these severance benefits will not be paid unless there is also a qualifying termination of employment upon or after the change in control.
No repricing or exchanges of underwater stock options	Our 2013 Omnibus Incentive Plan and our proposed 2022 Omnibus Incentive Plan both prohibit the repricing or exchange of underwater stock options without stockholder approval.
Significant stock ownership requirement	Our executive officers and directors are required to accumulate and hold our common stock equal to a multiple of base salary (three times base salary for the chief executive officer and one times base salary for each of the other named executive officers) or annual Board retainer (five times annual retainer for each non-employee director).
No hedging or pledging	Our executive officers and directors are prohibited from hedging or pledging our securities.
Annual say on pay vote	The Company both seeks and values stockholder feedback and holds a say on pay vote every year.

What Guides Our Program

Compensation Philosophy and Objectives. The Compensation Committee of the Board of Directors administers our compensation and benefit programs. The Compensation Committee is responsible for setting and administering the policies which govern executive compensation. Our current compensation philosophy is designed to:

●	attract the right people and retain top performers;

●	be competitive with other companies of similar size and complexity;

●	reward and motivate behaviors consistent with our culture and values;

●	inspire and motivate employees, both individually and as a team, to execute our vision, business strategy and drive for enduring customer satisfaction; and

●	differentiate rewards for our top performers through performance-based compensation.

Our compensation philosophy is supported by the elements of our executive compensation program listed in the table below. These compensation elements provide a balanced mix of guaranteed compensation and variable, at-risk compensation with an emphasis on annual and long-term incentives.

Compensation Element	Form	Description
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent
Annual Incentives	Cash (Variable)	Focuses executives on achieving annual financial and strategic goals that drive long-term stockholder value by continuing the Company’s significant progress in transitioning from a traditional thrift to a full-service commercial bank and maturing our new lines of business to drive higher levels of earnings and value creation for stockholders
Long-Term Incentives	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive stockholder value creation and support the Company’s retention strategy

Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our named executive officers. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee operates under a formal written charter, a copy of which is available on the Company’s website, located at www.htb.com, by clicking “Investor Relations,” then “Corporate Information” and then “Governance Documents.”

The Compensation Committee makes all final compensation and equity award decisions regarding our chief executive officer and other named executive officers.

Role of Executive Officers in Determining Compensation. For fiscal 2022, Mr. Stonestreet recommended to the Compensation Committee the compensation of the named executive officers other than himself. Mr. Stonestreet was not involved with any aspect of determining his own compensation.

Role of Independent Compensation Consultant. The Compensation Committee has engaged Pearl Meyer as its independent compensation consultant to review our executive and director compensation programs and arrangements from time to time. As a result of these reviews, the base salaries of the named executive officers have been adjusted to reflect market-based levels using peer group and survey data. See “-Fiscal 2022 Executive Compensation Program in Detail-Base Salaries.” The Compensation Committee also consulted with Pearl Meyer in connection with the adoption and implementation of the Strategic Operating Committee Incentive Program, which was renamed the Senior Leadership Incentive Plan effective July 1, 2022 (the “SOC Incentive Program”), and equity awards granted under the Omnibus Incentive Plan. See “-Fiscal 2022 Executive Compensation Program in Detail-Annual Incentives” and “-Fiscal 2022 Executive Compensation Program in Detail -Equity-Based Awards.”

Under its engagement letter, Pearl Meyer acknowledged that it was retained by and performs its services for the Compensation Committee. In performing work for the Compensation Committee, Pearl Meyer interacts with Company management as part of the process for developing information and data required by the Compensation Committee.

The Compensation Committee has assessed the independence of Pearl Meyer pursuant to the NASDAQ Listing Rules and the Compensation Committee has concluded that Pearl Meyer’s work for the Compensation Committee has not raised any conflict of interest.

Role of Peer Groups. In setting the named executive officers’ compensation levels, the Compensation Committee typically reviews proxy statement data of compensation paid to the executive officers of other community banks comparable to us in size and complexity. The most recent such analysis, which was done in conjunction with a review of our compensation program by Pearl Meyer, included the following institutions, which ranged in asset size from $2.8 billion to $7.6 billion:

American National Bankshares, Inc.	Blue Ridge Bankshares, Inc.
Capital City Bank Group, Inc. Carter Bankshares, Inc. Civista Bancshares, Inc. Community Trust Bancorp, Inc.	CapStar Financial Holdings, Inc City Holding Company CNB Financial Corporation Farmers National Banc Corp.
First Community Bankshares, Inc.	Peoples Bancorp Inc.
Primis Financial Corp. SmartFinancial, Inc.	Republic Bancorp, Inc. Southern First Bancshares, Inc.
Stock Yards Bancorp, Inc.	Summit Financial Group, Inc.
Univest Financial Corporation

In addition to proxy statement data, Pearl Meyer analyzes the compensation paid to our executive officers using national survey data for the banking industry and selects a scope of institutions comparable to us in asset size.

Fiscal 2022 Executive Compensation Program in Detail

Base Salaries. We seek to provide our named executive officers and other executives with a competitive annual base salary. We do so in order to attract and retain an appropriate caliber of talent for the position. Our base salary levels reflect a combination of factors, including competitive pay levels and the executive’s experience and tenure, individual performance and job responsibilities. We generally review salary levels annually to recognize these factors.

Effective August 30, 2021, Mr. Westbrook’s base salary was increased in conjunction with his promotion to President of the Company and Chief Executive Officer of the Bank. Effective September 27, 2021, Messrs. Stonestreet, VunCannon and DeMarcus and Ms. Powell received increases in their base salaries that were merit-based and to maintain such salaries at approximately the 50th percentile of the survey benchmark data for their positions. These increases are reflected in the following table.

Name	Base Salary Before Increase	Base Salary After Increase	Percentage Increase
Dana L. Stonestreet	$546,500	$562,900	3.00%
C. Hunter Westbrook	$400,000	$450,000	12.50%
Tony J. VunCannon	$266,000	$272,650	2.50%
W. Mark DeMarcus	$280,012	$288,412	3.00%
Kristin Y. Powell	$255,000	$265,000	3.92%

Effective July 4, 2022, Ms. Powell’s base salary was increased in conjunction with her promotion from Consumer Banking Group Executive to Consumer and Business Banking Group Executive. Effective September 1, 2022, in conjunction with Mr. Westbrook’s promotion to Chief Executive Officer of the Company and Mr. Stonestreet’s transition from that position to Executive Chairman, Mr. Westbrook’s base salary was increased and Mr. Stonestreet’s base salary was decreased. Effective September 26, 2022, Messrs. VunCannon and DeMarcus received increases in their base salaries that were merit-based and to maintain such salaries at approximately the 50th percentile of the survey benchmark data for their positions. These changes are reflected in the following table.

Name	Base Salary Before Change	Base Salary After Change	Percentage Change
Dana L. Stonestreet	$562,900	$420,000	(25.39)%
C. Hunter Westbrook	$450,000	$550,000	22.22%
Tony J. VunCannon	$272,650	$280,830	3.00%
W. Mark DeMarcus	$288,412	$295,622	2.50%
Kristin Y. Powell	$265,000	$285,000	7.55%

Annual Incentives. Under the SOC Incentive Program, participating executive officers are generally eligible to earn an annual cash bonus ranging from 50% to 150% of their targeted incentive award opportunities based on the extent to which certain weighted performance goals have been achieved relative to a targeted level of performance. Executive officers receive a payout of 50% of their targeted incentive award opportunity if actual performance under a performance goal is at the threshold (minimum) level of performance, 100% of their targeted incentive award opportunity if actual performance is at the target level of performance, and 150% of their targeted incentive award opportunity if actual performance is at or above the stretch (maximum) level of performance, subject to the discretion of the Compensation Committee to modify awards.

For fiscal 2021, the payout percentages for performance at the threshold, target and stretch levels of performance were 25-50%, 100% and 130%, respectively. The payout percentages were changed for fiscal 2021 due to the uncertainties in the operating environment and the challenge of establishing reasonable operating targets for that fiscal year due to the impacts of the COVID-19 pandemic. The Committee focused on providing appropriate, but reduced, award opportunities for performance in fiscal 2021.

Set forth below is a summary of the award opportunities for fiscal 2022 under the SOC Incentive Program for Messrs. Stonestreet, Westbrook and VunCannon. For fiscal 2022, Mr. DeMarcus and Ms. Powell did not participate in the SOC Incentive Program but instead were participants in the Company’s Management Incentive Plan because they were not executive officers prior to March 27, 2022.

Dana L. Stonestreet

Targeted Incentive Award Opportunity (as a % of Base Salary):	55%

Targeted Incentive Award Opportunity (as a $ Amount):	$309,595

Performance Goals	Weighting
Pre-Tax, Pre-Provision Income	50%
Noninterest Income	10%
Efficiency Ratio	20%
Functional Team Goals	20%

C. Hunter Westbrook

Targeted Incentive Award Opportunity (as a % of Base Salary):	45%

Targeted Incentive Award Opportunity (as a $ Amount):	$202,500

Performance Goals	Weighting
Pre-Tax, Pre-Provision Income	50%
Noninterest Income	10%
Efficiency Ratio	20%
Functional Team Goals	20%

Tony J. VunCannon

Targeted Incentive Award Opportunity (as a % of Base Salary):	30%

Targeted Incentive Award Opportunity (as a $ Amount):	$81,795

Performance Goals	Weighting
Pre-Tax, Pre-Provision Income	45%
Noninterest Income	10%
Efficiency Ratio	20%
Functional Team Goals	25%

The following table outlines the SOC Incentive Program performance goals, other than functional team goals (the “corporate performance goals”), and actual results for fiscal 2022, as well as the payout achievement of the corporate performance goals for fiscal 2022 (dollars in thousands):

Corporate Performance Goal	Threshold	Target	Maximum	Fiscal 2022 Actual Results	Payout Achievement as Calculated
Pre-Tax, Pre-Provision Income	$38,608	$42,898	$51,478	$44,686	110.4%
Noninterest Income	$37,803	$42,003	$50,404	$37,301	0.0%
Efficiency Ratio	73.55%	71.11%	66.44%	69.25%	119.9%

The SOC Incentive Program permitted the Compensation Committee to modify payout amounts at the committee’s discretion based on changes in key asset quality indicators and/or performance in comparison to a peer group. The Compensation Committee did not modify payout amounts for fiscal 2022 because the Committee determined that asset quality at fiscal year-end and the Company’s movement toward peer financial performance were both satisfactory.

The Company’s adjusted pre-tax, pre-provision income for fiscal 2022 (a 50% weighting in determining the awards payable to Messrs. Stonestreet and Westbrook and a 45% weighting in determining the award payable to Mr. VunCannon) was $44.7 million, which is higher than the target level of performance of $42.9 million but lower than the stretch level of performance of $51.5 million. The adjusted pre-tax, pre-provision income amount for fiscal 2022 excludes $1.9 million from the gain on sale of securities and $1.8 million in expenses related to the transition of Mr. Stonestreet to the role of Executive Chairman.

The Company’s adjusted noninterest income for fiscal 2022 (a 10% weighting in determining the award payable to each of Messrs. Stonestreet, Westbrook, and VunCannon) was $37.3 million, which is lower than the threshold level of performance of $37.8 million. The adjusted noninterest income amount for fiscal 2022 excludes $1.9 million from the gain on sale of securities.

The Company’s adjusted efficiency ratio for fiscal 2022 (a 20% weighting in determining the awards payable to Messrs. Stonestreet, Westbrook, and VunCannon) was 69.25%, which was lower (i.e., better) than the target level of performance of 71.11% but higher than the stretch level of performance of 66.44%. The adjusted efficiency ratio for fiscal 2022, which was calculated by dividing total noninterest expense of $103.4 million by total income of $149.3 million, includes in total income $1.2 million in tax equivalent adjustments for tax-free interest income on municipal leases and excludes $1.8 million in expenses related to the transition of Mr. Stonestreet to the role of Executive Chairman.

The following table outlines the payout achievement of the SOC Incentive Program functional team goals for fiscal 2022:

Name	Weighting	Payout Achievement (as a % of Target)
Dana L. Stonestreet	20%	115%
C. Hunter Westbrook	20%	125%
Tony J. VunCannon	25%	100%

In the case of Mr. Stonestreet, who, during fiscal 2022, led and was ultimately responsible for the performance of the other members of our strategic operating committee, goals achieved reflect those collectively achieved by the other members of the strategic operating committee, as well as continued progress with the execution of the Company’s strategic plan, continued focus on potential in-market and adjacent market merger and acquisition opportunities, active monitoring of the progress and profitability of existing and new lines of business, furthering efforts on the Company’s diversity, equity and inclusion initiatives, working closely with the Compensation Committee on executive succession planning and with Mr. Westbrook on Mr. Westbrook’s transition to the CEO position, and working with the Governance and Nominating Committee on corporate governance matters, including director succession and Board refreshment.

In the case of Mr. Westbrook, goals achieved included leading the lines of business with loan production, gain on sale of loans, and deposit growth that exceeded 125% of planned growth levels for the fiscal year. In addition, Mr. Westbrook led teams that made significant progress on loan risk grading expansion, deposit gathering strategies and multi-year digital enhancements.

In the case of Mr. VunCannon, goals achieved included the continued development of a new financial planning and analysis model, enhancing the model for the allowance for credit losses, completing the buildout of the finance and accounting department, and supporting various new strategic projects across the Company.

As noted above, for fiscal 2022, Mr. DeMarcus and Ms. Powell did not participate in the SOC Incentive Program but instead were participants in the Company’s Management Incentive Plan, under which they were each eligible for a cash bonus largely based on an assessment of their achievement of individual performance goals.

In the case of Mr. DeMarcus, goals achieved included solid performance in the areas of commercial lending, deposits and fee income, enhancements to treasury management profitability reporting, and building a pipeline for recruiting. Additionally, Mr. DeMarcus ensured the SBA back-office conversion was seamless, without customer interruption and operationally sound.

In the case of Ms. Powell, goals achieved included ensuring the branch consolidation met financial hurdles and was executed in an operationally safe and sound manner. In addition, Ms. Powell achieved goals related to consumer deposit growth, mortgage loan volumes and related gain on sale fee income.

Based on the results discussed above, the following table shows the actual incentive award amounts earned for fiscal 2022 under the SOC Incentive Program by Messrs. Stonestreet, Westbrook and VunCannon and under the Management Incentive Plan by Mr. DeMarcus and Ms. Powell. The payout amounts are also set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

	Target Incentive Award Opportunity	Actual Award Payout	Actual Award Payout
Name	(as a % of Base Salary)	(as a % of Base Salary)	(as a $ Amount)
Dana L. Stonestreet	55%	56%	$316,344
C. Hunter Westbrook	45%	47%	$210,965
Tony J. VunCannon	30%	30%	$80,699
W. Mark DeMarcus	30%	29%	$85,000
Kristin Y. Powell	30%	32%	$85,000

The SOC Incentive Program and Management Incentive Plan documents each contain a clawback provision, which provides that if we are required to restate our financial statements due to our material non-compliance with any financial reporting requirement, a participant must, unless otherwise determined in the sole discretion of the Committee, reimburse us to the extent any incentive payment to the participant was calculated based on financial results that were required to be restated.

Equity-Based Awards. Equity-based awards, which are currently granted under the Company’s 2013 Omnibus Incentive Plan, are designed to align the interests of award recipients with the interests of our stockholders by providing award recipients with the opportunity to share in the long-term appreciation, if any, in the Company’s stock price which may occur after their awards are granted. At the annual meeting, stockholders will be asked to approve the Company’s 2022 Omnibus Incentive Plan.  If the 2022 Omnibus Incentive Plan is approved at the annual meeting, no future awards will be made under the 2013 Omnibus Incentive Plan.  See “Proposal III. Approval of the 2022 Omnibus Incentive Plan.”

During fiscal 2022, Messrs. Stonestreet, Westbrook and VunCannon were each granted performance-based restricted stock units, with performance measured by the cumulative fully diluted earnings per share of the Company over the three-year period ending June 30, 2024, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), exclusive of the after-tax effects of (i) merger and consolidation costs, (ii) deleveraging programs implemented by the Company, (iii) changes in unrealized gain (loss) on speculative derivatives and (iv) other adjustments as determined by the Compensation Committee. Payout will range from 25% of the target number of shares for performance at 80% of target to 150% of the target number of shares for performance at 110% of target. The target number of shares underlying the performance-based awards to Messrs. Stonestreet, Westbrook and VunCannon were 4,927, 1,790 and 759, respectively.

The following table illustrates the performance/payout structure of the performance-based restricted stock units awarded during fiscal 2022 to Messrs, Stonestreet, Westbrook and VunCannon. Payout amounts will be interpolated on a straight-line basis.

Measure	Performance/Payout	Threshold	Target	Maximum
EPS	Performance	80% of target	100% of target	110% of target
	Payout	25% of target	100% of target	150% of target

The following table shows the target number of shares underlying the performance-based restricted stock units awarded during fiscal 2022 to Messrs. Stonestreet, Westbrook and VunCannon and the fair value of such awards, as determined under ASC 718, on the grant date:

Name	Target Number of Shares Underlying Performance-Based Restricted Stock Units	Grant Date Fair Value
Dana L. Stonestreet	4,927	$154,461
C. Hunter Westbrook	1,790	$56,117
Tony J. VunCannon	759	$23,795

During fiscal 2022, Messrs. Westbrook and VunCannon also were awarded shares of restricted stock with time-based vesting, as were Mr. DeMarcus and Ms. Powell. These awards are scheduled to vest in five equal annual installments commencing on the first anniversary of the grant date. Mr. Stonestreet did not receive a time-based restricted stock award ─ his entire equity award was granted in performance-based restricted stock units as described above.

The following table shows the number of shares of time-based restricted stock awarded during fiscal 2022 to Messrs. Westbrook, VunCannon and DeMarcus and Ms. Powell and the fair value of such awards, as determined under ASC 718, on the grant date:

Name	Number of Shares of Time-Based Restricted Stock	Grant Date Fair Value
C. Hunter Westbrook	1,791	$56,148
Tony J. VunCannon	760	$23,826
W. Mark DeMarcus	2,000	$62,700
Kristin Y. Powell	2,500	$78,375

During fiscal 2022, Messrs. Westbrook and DeMarcus and Ms. Powell were granted stock options with time-based vesting. These options are scheduled to vest in five equal annual installments commencing on the first anniversary of the grant date. The exercise price of each option is $31.35, which was the closing price of the Company’s common stock on the grant date.

The following table shows the number of shares underlying stock options granted during fiscal 2022 to Messrs. Westbrook and DeMarcus and Ms. Powell and the fair value of such options, as determined under ASC 718, on the grant date:

Name	Number of Option Shares	Grant Date Fair Value
C. Hunter Westbrook	10,000	$86,770
W. Mark DeMarcus	2,000	$17,354
Kristin Y. Powell	2,500	$21,693

During fiscal 2020, Messrs. Stonestreet, Westbrook and VunCannon were each granted performance-based restricted stock units, with performance measured by the cumulative fully diluted earnings per share of the Company over the three-year period ended June 30, 2022, calculated in accordance with GAAP, exclusive of the after-tax effects of (i) merger and consolidation costs, (ii) deleveraging programs implemented by the Company, (iii) changes in unrealized gain (loss) on speculative derivatives and (iv) other adjustments as determined by the Compensation Committee. Payout was to range from 50% of the target number of shares for performance at 90% of target to 150% of the target number of shares for performance at 110% of target.

The target number of shares underlying the performance-based awards granted during fiscal 2020 to Messrs. Stonestreet, Westbrook and VunCannon were 5,250, 1,625 and 875, respectively. The target and actual cumulative fully diluted earnings per share of the Company over the three-year period ended June 30, 2022, calculated as described above, were $5.19 and $5.54, respectively. Cumulative fully diluted GAAP earnings per share of $4.47 were adjusted for the prepayment penalties paid in fiscal 2021 related to the repayment of all our remaining long-term borrowings, expenses incurred in fiscal 2021 related to the announced branch closures, and a nonrecurring gain on the sale of 1-4 family loans in fiscal 2020. Accordingly, the number of shares paid out to Messrs. Stonestreet, Westbrook and VunCannon, following the Compensation Committee’s certification on September 12, 2022 of the level of performance achieved, were 7,014, 2,171, and 1,169, respectively.

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines. Effective September 1, 2017, we adopted stock ownership guidelines applicable to our directors and executive officers in order to further align their interests with the interests of our stockholders. The minimum levels of common stock ownership under the guidelines are as follows: Chief Executive Officer – three times base salary; other executive officers – one times base salary; and non-employee directors – five times annual Board retainer. Shares qualifying for purposes of the guidelines include shares owned directly, shares owned indirectly in which the director or executive officer has a pecuniary interest, vested and unvested shares of time-based restricted stock, and shares underlying vested and unvested time-based restricted stock units. Unearned performance shares awarded to executive officers and unexercised stock options that are vested and in-the-money do not qualify for purposes of the guidelines.

Our directors and executive officers are required to satisfy their minimum levels of ownership by the end of the five-year period commencing on the next July 1st following their appointment or election as a director or hiring or designation as an executive officer. Progress toward, and compliance with, the minimum levels of ownership is assessed following the end of each fiscal year, with the value of stock holdings based on the closing price of our common stock on the last trading day of the applicable fiscal year (referred to as the “determination date”). If an individual does not meet the guidelines as of the applicable determination date, then until he or she meets the guidelines, he or she must retain 50 percent of his or her vested full value shares of common stock acquired as equity compensation after the determination date and is prohibited from selling shares acquired after the determination date upon exercise of stock options, other than shares sold for the purpose of paying the option exercise price and covering any tax obligation. As of June 30, 2022, all directors and executive officers either satisfied or were progressing toward their minimum levels of ownership, as applicable.

Violations of the guidelines by executive officers may result in adjustments to incentive-based compensation, including a requirement to receive incentive compensation in the form of Company common stock or the loss of future equity grants. The Company’s Board of Directors has the discretion to enforce the guidelines on a case-by-case basis, including the development of alternative guidelines to avoid the imposition of a severe hardship upon an individual director or executive officer.

Anti-Hedging and Pledging Policy. Our executive officers and directors are subject to a policy that specifically prohibits: 1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose; 2) engaging in short sale transactions in the Company’s securities; and 3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

Deferred Compensation Plan. Under HomeTrust Bank’s Deferred Compensation Plan, directors and a select group of employees can elect to defer a portion of their cash compensation. Messrs. Stonestreet and VunCannon are the only named executive officers who currently participate in this plan. See “—Deferred Compensation Plan.”

Executive Medical Care Plan. HomeTrust Bank maintains an Executive Medical Care Plan (the “EMCP”), which is a nonqualified, deferred compensation plan under which certain key employees are given the opportunity to contribute toward, and to receive employer contributions toward, certain health and long-term care benefits, including the payment of health and long-term care plan premiums and the reimbursement of medical expenses. Messrs. Stonestreet and VunCannon are the only named executive officers who currently participate in the EMCP. For additional information regarding the EMCP and the EMCP benefits of each of the participating named executive officers, see “—Executive Medical Care Plan.”

Executive Supplemental Retirement Income Plan (SERP). Under HomeTrust Bank’s SERP, a participating executive is entitled to receive an annual supplemental retirement income benefit as specified in his or her joinder agreement to the SERP master agreement, payable monthly, commencing on his or her benefit eligibility date or on the date specified in his or her joinder agreement. Unless a different date is specified in the executive’s joinder agreement, the benefit eligibility date is the first day of the month next following the later of the month in which the executive attains age 55 or separates from service with the Bank (subject to a six-month delay for employees subject to Section 409A of the Internal Revenue Code to the extent necessary to comply with Section 409A) for any reason other than cause. Messrs. Stonestreet and VunCannon are the only named executive officers who currently participate in the SERP. Both the SERP and the Director Emeritus Plan were established by HomeTrust Bank when it was a mutual institution to compensate senior executives and directors for their service to HomeTrust Bank in recognition of the fact that equity incentive plans are not available to mutual institutions. The Company has fully accrued for the expense associated with the present values of the accumulated benefits under the SERP and the Director Emeritus Plan. For additional information regarding the SERP and the specific terms of the SERP benefits of each of the participating named executive officers, see “—Executive Supplemental Retirement Income Plan.”

KSOP. Effective July 1, 2015, the HomeTrust Bank 401(k) plan and the employee stock ownership plan (the “ESOP”) were combined to form the HomeTrust Bank KSOP (the “KSOP”). Participation in the 401(k) component of the KSOP is available to all of our employees who meet minimum eligibility requirements. This plan allows our employees to save money for retirement in a tax-advantaged manner. During fiscal 2022, we matched employee contributions, to the extent allowed under qualified plan limitations, fifty cents on the dollar up to 6% of compensation. Our contributions for fiscal 2022 under the 401(k) component of this plan to the named executive officers are reflected as compensation for fiscal 2022 in the Summary Compensation Table under the “All Other Compensation” column.

The ESOP was established in connection with our Mutual-to-Stock Conversion in 2012. The ESOP trust purchased shares of HomeTrust Bancshares common stock in the Conversion using the proceeds of a loan from HomeTrust Bancshares. This borrowing is repaid over a period of 20 years using contributions from HomeTrust Bank to the trust fund. As each payment of principal and interest is made on the loan, a percentage of HomeTrust Bancshares common stock is allocated to eligible employees’ plan accounts, typically on an annual basis as of the end of the plan year. The ESOP component of the KSOP gives eligible employees an equity interest in HomeTrust Bancshares, thereby aligning their interests with the interests of our stockholders, and an additional retirement benefit in the form of HomeTrust Bancshares common stock.

Effective July 1, 2019, the plan year-end of the KSOP was changed from June 30th to December 31st, resulting in a transitional short plan year that commenced on July 1, 2019 and ended on December 31, 2019, followed by a new plan year that commenced on January 1, 2020 and ended on December 31, 2020. The allocations made for the plan years ended December 31, 2020 and December 30, 2021 under the ESOP component of the KSOP to the named executive officers are reflected as compensation for fiscal 2021 and fiscal 2022, respectively, in the Summary Compensation Table under the “All Other Compensation” column.

Other Employee Benefits. Other benefits, in which all employees generally may participate, include the following: medical and dental insurance coverage, vision care coverage, group life insurance coverage and long- and short-term disability insurance coverage. HomeTrust Bank reimburses employees with salaries in excess of $100,000 for the premium paid for long-term disability insurance.

Perquisites and Other Personal Benefits. Other than providing Mr. Stonestreet with a company automobile and providing Mr. Westbrook with an automobile allowance, we currently do not provide the named executive officers with any perquisites or other personal benefits.

Employment and Change in Control Severance Agreements. The Company is a party to an amended and restated employment and transition agreement with Mr. Stonestreet, amended and restated employment agreements with Messrs. Westbrook and VunCannon and change in control severance agreements with Mr. DeMarcus and Ms. Powell. These agreements are intended to be closely aligned with market-based terms and best practices in the executive compensation area.

The agreements require a “double trigger” in order for any payments or benefits to be provided to the executive in connection with or following a change in control — in other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his duties, responsibilities or benefits) must occur. The purpose of providing the change in control payments is to attract and retain top level executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event we are acquired. At the same time, a change in control, by itself, will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiror so desires without a material reduction in the executive’s duties, responsibilities or benefits.

For additional information, see “Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell.”

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for fiscal years 2022, 2021 and 2020:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)		Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total Compensation ($)
Dana L. Stonestreet, Chairman of the Company and the Bank(1)	2022	$558,485	$	---	$154,461	$	---	$316,344		$32,014	$25,712	$1,087,016
	2021	$542,207	$	---	$162,182	$	---	$315,604		$135,539	$23,512	$1,179,044
	2020	$531,705	$	---	$142,328	$	---	$190,957		$159,497	$15,858	$1,040,345

C. Hunter Westbrook, President and Chief Executive Officer of the Company and the Bank (1)	2022	$440,385	$	---	$112,265		$86,770	$210,965	$	---	$26,671	$877,056
	2021	$394,029	$	---	$97,112	$	---	$172,000	$	---	$25,470	$688,611
	2020	$378,641	$	---	$88,108	$	---	$110,838	$	---	$12,642	$590,229

Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of the Company and the Bank	2022	$270,860	$	---	$47,621	$	---	$80,699		$25,020	$23,721	$447,921
	2021	$263,889	$	---	$50,241	$	---	$78,803		$13,237	$20,991	$427,161
	2020	$257,479	$	---	$47,443	$	---	$55,832		$12,080	$9,227	$382,061

W. Mark DeMarcus, Executive Vice President and Commercial Banking Group Executive of the Company and the Bank(2)	2022	$286,150	$	---	$62,700		$17,354	$85,000	$	---	$22,134	$473,338

Kristin Y. Powell, Executive Vice President and Consumer and Business Banking Group Executive of the Company and the Bank(2)	2022	$262,308	$	---	$78,375		$21,693	$85,000	$	---	$21,055	$468,431

(1)	Prior to September 1, 2022, Mr. Stonestreet was Chairman and Chief Executive Officer of the Company and Chairman of the Bank, and Mr. Westbrook was President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank. Prior to September 1, 2021, Mr. Stonestreet was Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, and Mr. Westbrook was Senior Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of the Bank. Prior to October 28, 2020, Mr. Stonestreet was also President of the Bank and Mr. Westbrook was Senior Executive Vice President and Chief Operating Officer of the Company and the Bank.
(2)	No compensation information is provided for Mr. DeMarcus or Ms. Powell for fiscal 2021 or fiscal 2020 because they were not named executive officers for those fiscal years.
(3)	Represents the grant date fair values under ASC Topic 718 of stock awards. The assumptions used in the calculations of the grant date fair value amounts are included in Note 14 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC. The number of shares for the stock awards made during fiscal 2022 to the named executive officers are provided in the Grants of Plan-Based Awards table. The entirety of Mr. Stonestreet’s stock award for fiscal 2022, and a portion of the stock awards for fiscal 2022 to Messrs. Westbrook and VunCannon, was in the form of performance-based restricted stock units. The value of the performance-based restricted stock units reflected in the table above is the grant date fair value based on probable outcomes at the date of grant. For each such award, the fair value at grant date reflected in the table above, and the value at grant date assuming the highest level of performance (maximum value), are as follows: Name Fair Value at Grant Date Maximum Value at Grant Date Dana L. Stonestreet C. Hunter Westbrook Tony J. VunCannon $154,461 $ 56,117 $ 23,795 $ 231,692 $ 84,175 $ 35,692
(4)

Represents the grant date fair values under ASC Topic 718, as estimated by using the Black-Scholes pricing model, of awards of options to purchase shares of the Company’s common stock. The assumptions used in the calculations of the grant date fair value amounts are included in Note 14 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC.

(5)	Amounts under this column for fiscal 2022 present the aggregate of (i) the change in the actuarial present value of the named executive officer’s accumulated benefit under the SERP from June 30, 2021 to June 30, 2022, (ii) above-market interest on amounts deferred under the Deferred Compensation Plan and (iii) above-market interest on amounts deferred under the EMCP, respectively, as follows: Mr. Stonestreet – (i) $13,766; (ii) $18,248; and (iii) $0; Mr. Westbrook – (i) $0; (ii) $0; and (iii) $0; Mr. VunCannon – (i) $22,213; (ii) $2,807; and (iii) $0; Mr. DeMarcus – (i) $0; (ii) $0; and (iii) $0; and Ms. Powell – (i) $0; (ii) $0; and (iii) $0. Amounts under this column for fiscal 2021 present the aggregate of (i) the change in the actuarial present value of the named executive officer’s accumulated benefit under the SERP from June 30, 2020 to June 30, 2021, (ii) above-market interest on amounts deferred under the Deferred Compensation Plan and (iii) above-market interest on amounts deferred under the EMCP, respectively, as follows: Mr. Stonestreet – (i) $76,343; (ii) $37,621; and (iii) $21,575; Mr. Westbrook – (i) $0; (ii) $0; and (iii) $0; and Mr. VunCannon – (i) $0; (ii) $5,787; and (iii) $7,450. Amounts under this column for fiscal 2020 present the aggregate of (i) the change in the actuarial present value of the named executive officer’s accumulated benefit under the SERP from June 30, 2019 to June 30, 2020, (ii) above-market interest on amounts deferred under the Deferred Compensation Plan and (iii) above-market interest on amounts deferred under the EMCP, respectively, as follows: Mr. Stonestreet – (i) $99,700; (ii) $41,767; and (iii) $18,030; Mr. Westbrook – (i) $0; (ii) $0; and (iii) $0; and Mr. VunCannon – (i) $0; (ii) $6,425; and (iii) $5,655.
(6)	For Messrs. Stonestreet, Westbrook, VunCannon, DeMarcus and Ms. Powell, amounts under this column for fiscal 2022 consist of the following: Mr. Stonestreet –life insurance premiums paid by HomeTrust Bank of $1,242; reimbursement for long-term disability insurance premium paid by Mr. Stonestreet of $897; employer contributions under HomeTrust Bank’s 401(k) plan of $8,250; value as of December 31, 2021 of ESOP allocation of $10,017; dividends on unvested shares of restricted stock of $2,496; and dividend equivalents on performance-based restricted stock units that vested during fiscal 2022 of $2,810; Mr. Westbrook –life insurance premiums paid by HomeTrust Bank of $1,104; reimbursement for long-term disability insurance premium paid by Mr. Westbrook of $897; employer contributions under HomeTrust Bank’s 401(k) plan of $9,776; value as of December 31, 2021 of ESOP allocation of $10,017; dividends on unvested shares of restricted stock of $4,007; and dividend equivalents on performance-based restricted stock units that vested during fiscal 2022 of $870; Mr. VunCannon –life insurance premiums paid by HomeTrust Bank of $828; reimbursement for long-term disability insurance premium paid by Mr. VunCannon of $897; employer contributions under HomeTrust Bank’s 401(k) plan of $10,457; value as of December 31, 2021 of ESOP allocation of $10,017; dividends on unvested shares of restricted stock of $1,054; and dividend equivalents on performance-based restricted stock units that vested during fiscal 2022 of $468; Mr. DeMarcus –life insurance premiums paid by HomeTrust Bank of $690; reimbursement for long-term disability insurance premium paid by Mr. DeMarcus of $897; employer contributions under HomeTrust Bank’s 401(k) plan of $8,585; value as of December 31, 2021 of ESOP allocation of $10,017; and dividends on unvested shares of restricted stock of $1,945; and Ms. Powell –life insurance premiums paid by HomeTrust Bank of $690; reimbursement for long-term disability insurance premium paid by Ms. Powell of $897; employer contributions under HomeTrust Bank’s 401(k) plan of $7,869; value as of December 31, 2021 of ESOP allocation of $10,017; and dividends on unvested shares of restricted stock of $1,582. For Messrs. Stonestreet, Westbrook and VunCannon, amounts under this column for fiscal 2021 consist of the following: Mr. Stonestreet –life insurance premiums paid by HomeTrust Bank of $1,337; reimbursement for long-term disability insurance premium paid by Mr. Stonestreet of $823; employer contributions under HomeTrust Bank’s 401(k) plan of $8,580; value as of December 31, 2020 of ESOP allocation of $9,076; and dividends on unvested shares of restricted stock of $3,696; Mr. Westbrook –life insurance premiums paid by HomeTrust Bank of $1,188; reimbursement for long-term disability insurance premium paid by Mr. Westbrook of $823; employer contributions under HomeTrust Bank’s 401(k) plan of $9,776; value as of December 31, 2020 of ESOP allocation of $9,076; and dividends on unvested shares of restricted stock of $4,607; and Mr. VunCannon –life insurance premiums paid by HomeTrust Bank of $891; reimbursement for long-term disability insurance premium paid by Mr. VunCannon of $823; employer contributions under HomeTrust Bank’s 401(k) plan of $9,285; value as of December 31, 2020 of ESOP allocation of $9,076; and dividends on unvested shares of restricted stock of $916. For Messrs. Stonestreet, Westbrook and VunCannon, amounts under this column for fiscal 2020 consist of the following: Mr. Stonestreet –life insurance premiums paid by HomeTrust Bank of $1,458; reimbursement for long-term disability insurance premium paid by Mr. Stonestreet of $828; employer contributions under HomeTrust Bank’s 401(k) plan of $9,060; and dividends on unvested shares of restricted stock of $4,512; Mr. Westbrook –life insurance premiums paid by HomeTrust Bank of $1,296; reimbursement for long-term disability insurance premium paid by Mr. Westbrook of $828; employer contributions under HomeTrust Bank’s 401(k) plan of $5,667; and dividends on unvested shares of restricted stock of $4,851; and Mr. VunCannon –life insurance premiums paid by HomeTrust Bank of $972; reimbursement for long-term disability insurance premium paid by Mr. VunCannon of $828; employer contributions under HomeTrust Bank’s 401(k) plan of $6,717; and dividends on unvested shares of restricted stock of $710.

Grants of Plan-Based Awards

								All
								Other		All
								Stock		Other
								Awards:		Option			Grant
					Estimated Future			Number		Awards:			Date
		Estimated Possible Payouts			Payouts			of		Number			Fair
		Under Non-Equity			Under Equity			Shares		of		Exercise	Value
		Incentive Plan Awards			Incentive Plan Awards			of		Securities		Price of	of Stock
								Stock or		Underlying		Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards	Option
Name	Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)		(#)		($/Sh)	Awards
Dana L. Stonestreet	09/23/21	154,798	309,595	464,393	---	---	---	---		---		---	---
	02/11/22	---	---	---	1,232	4,927	7,391	---		---		---	$154,461	(5)

C. Hunter Westbrook	09/23/21	101,250	202,500	303,750	---	---	---	---		---		---	---
	02/11/22	---	---	---	448	1,790	2,685	---		---		---	$56,117	(5)
	02/11/22	---	---	---	---	---	---	1,791	(3)	---		---	$56,148	(5)
	02/11/22	---	---	---	---	---	---	---		10,000	(4)	$31.35	$86,770	(5)

Tony J. VunCannon	09/23/21	40,898	81,795	122,693	---	---	---	---		---		---	---
	02/11/22	---	---	---	190	759	1,139	---		---		---	$23,795	(5)
	02/11/22	---	---	---	---	---	---	760	(3)	---		---	$23,826	(5)

W. Mark DeMarcus	09/23/21	n/a	86,524	n/a	---	---	---	---		---		---	---
	02/11/22	---	---	---	---	---	---	2,000	(3)	---		---	$62,700	(5)
	02/11/22	---	---	---	---	---	---	---		2,000	(4)	$31.35	$17,354	(5)

Kristin Y. Powell	09/23/21	n/a	79,500	n/a	---	---	---	---		---		---	---
	02/11/22	---	---	---	---	---	---	2,500	(3)	---		---	$78,375	(5)
	02/11/22	---	---	---	---	---	---	---		2,500	(4)	$31.35	$21,693	(5)

(1)	For Messrs. Stonestreet, Westbrook and VunCannon, represents the threshold (i.e. lowest), target and maximum amounts that were potentially payable for fiscal year 2022 under the Company’s SOC Incentive Program, and for Mr. DeMarcus and Ms. Powell, represents the target amounts that were potentially payable for fiscal year 2022 under the Company’s Management Incentive Plan. The actual amounts earned under these awards for fiscal year 2022 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For additional information regarding the SOC Incentive Program and Management Incentive Plan, see “Compensation Discussion and Analysis—Fiscal 2022 Executive Compensation Program in Detail-Annual Incentives.”
(2)	Represents the threshold (i.e. lowest), target and maximum number of shares issuable under performance-based restricted stock units based on performance over a three-year period. For additional information regarding these awards, see “Compensation Discussion and Analysis—Fiscal 2022 Executive Compensation Program in Detail-Omnibus Incentive Plan.”
(3)	Represents a restricted stock award with the following vesting schedule: 20% increments on February 11, 2023, 2024, 2025, 2026 and 2027.
(4)	Represents a stock option award with the following vesting schedule: 20% increments on February 11, 2023, 2024, 2025, 2026 and 2027.
(5)	Represents the grant date fair value of the award determined in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the award are included in Note 14 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC.

Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell

Employment and Transition Agreement with Mr. Stonestreet. On May 23, 2022, the Company entered into an amended and restated employment and transition agreement with Mr. Stonestreet (the “Transition Agreement”). The Transition Agreement provides for (i) the transition of Mr. Stonestreet to Executive Chairman of the Company and the Bank, which occurred effective September 1, 2022: (ii) the voluntary relinquishment of Mr. Stonestreet’s title as Chief Executive Officer of the Company, which occurred effective September 1, 2022, as part of his transition toward retirement; (iii) a decrease in Mr. Stonestreet’s salary to $420,000, which occurred effective September 1, 2022, to reflect his reduced responsibilities; (iv) the retirement of Mr. Stonestreet as Executive Chairman and a director of the Company and the Bank effective as of the date of the Company’s 2023 annual meeting of shareholders or such earlier date as may be mutually agreed to by the parties (the “Separation Date”); and (v) the appointment of Mr. Stonestreet as a director emeritus of the Company effective immediately following the Separation Date.

The Transition Agreement provides that if Mr. Stonestreet remains employed as Executive Chairman of both the Company and the Bank until the Separation Date, he will receive a separation payment (the “Separation Payment”) equal to (a) the amount of cash compensation (as defined below) that would have been paid to him pursuant to the Transition Agreement as if he had experienced an involuntary termination (as defined below) on September 1, 2022, minus (b) the sum of the salary and any cash bonus paid to him after August 31, 2022, including any amounts deferred by him and excluding any bonus for services performed during the fiscal year ended June 30, 2022, with the Separation Payment payable in monthly installments through August 2024. In addition to the Separation Payment, if Mr. Stonestreet remains employed as Executive Chairman of both the Company and the Bank until his Separation Date, Mr. Stonestreet and his wife will have their Medicare premiums, as well as other insurance benefits (“Health and Other Insurance Benefits”), paid by the Company or the Bank through August 31, 2024.

Under the Transition Agreement, if Mr. Stonestreet is involuntarily terminated prior to the Separation Date, other than at the time of or within 12 months following a change in control of the Company or the Bank, he will receive, through August 31, 2024: (i) monthly payments of one-twelfth of the greater of his cash compensation or the Separation Payment; and (ii) continuation of the Health and Other Insurance Benefits. If Mr. Stonestreet is involuntarily terminated prior to the Separation Date at the time of or within 12 months following a change in control of the Company or the Bank, then in lieu of the benefits described in the immediately preceding sentence, Mr. Stonestreet will receive (i) a lump sum cash amount equal to three times his cash compensation, and (ii) continuation of the Health and Other Insurance Benefits until the three-year anniversary of the date of termination. The Transition Agreement provides that Mr. Stonestreet will either receive the full amount of these change in control severance payments or be cut back to the extent such payments would, or together with other payments would, be nondeductible under Section 280G of the Internal Revenue Code, whichever results in a greater after-tax benefit with Mr. Stonestreet paying any applicable excise tax.

The Transition Agreement provides that if Mr. Stonestreet dies while employed under the agreement, his estate or designated beneficiary will be entitled to receive: (i) a lump sum equal to the greater of (A) Mr. Stonestreet’s cash compensation for the remainder of the term of the agreement, reduced by the proceeds of any Company- or Bank-sponsored life insurance plan or policy covering Mr. Stonestreet, or (B) if Mr. Stonestreet died within six months prior to or 12 months following a change in control of the Company or the Bank, a lump sum cash amount equal to three times Mr. Stonestreet’s cash compensation; and (ii) the amounts of any benefits or awards which were earned with respect to the fiscal year in which Mr. Stonestreet died and which Mr. Stonestreet would have been entitled to receive had he remained employed, and the prorated amount of any bonus or incentive compensation for such fiscal year to which Mr. Stonestreet would have been entitled had he remained employed.  The Transition Agreement also provides that if the Company terminates Mr. Stonestreet’s employment after having established that he has incurred a disability, then after exhaustion of all paid time off days allocated for the calendar year, the Company will pay to Mr. Stonestreet monthly one-twelfth of his cash compensation for the remaining term of the agreement, reduced by the proceeds of any disability plan then in effect.  If Mr. Stonestreet’s employment is terminated on account of disability during the one year commencing on the effective date of a change in control of the Company or the Bank, he will receive his change in control severance payment and benefits as provided under the Transition Agreement.

Employment Agreements with Messrs. Westbrook and VunCannon. Effective September 11, 2018, the Company entered into amended and restated employment agreements with Messrs. Westbrook and VunCannon. The employment agreement with Mr. Westbrook provides for an initial term that ended on September 11, 2021, and the employment agreement with Mr. VunCannon provides for an initial term that ended on September 11, 2020. The term of each agreement extends by one year on September 11th of each year (beginning September 11, 2019), provided that the Company has not given written notice to the contrary to the executive within a specified period before such date and the executive has not received an unsatisfactory performance review by the Board of Directors of the Company or the Bank.

In conjunction with his promotion to Chief Executive Officer of the Company, Mr. Westbrook’s employment agreement was amended to increase his base salary to $550,000, effective September 1, 2022. Mr. VunCannon’s employment agreement provides for a minimum annual base salary of not less than his base salary as in effect on the effective date of the agreement. Each employment agreement entitles the executive to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized by the Boards of Directors of the Company and the Bank, and to participate in, to the same extent as executive officers of the Company and the Bank generally, all retirement and other employee benefits and any fringe benefits, and such other benefits as the Board of Directors may provide in its discretion.

Each employment agreement provides that if the executive is involuntarily terminated, other than at the time of or within 12 months following a change in control of the Company or the Bank, he will receive (i) monthly payments of one-twelfth of his cash compensation for the remaining term of the agreement, (ii) continuation of specified health insurance benefits for the executive and his dependents until the expiration of the remaining term of the agreement and (iii) continuation of specified other insurance benefits until the expiration of the remaining term of the agreement. Each employment agreement further provides that if the executive is involuntarily terminated at the time of or within 12 months following a change in control of the Company or the Bank, then in lieu of the benefits described in the immediately preceding sentence, the executive will receive (i) a lump sum cash amount equal to three times his cash compensation, (ii) continuation of specified health insurance benefits for the executive and his dependents until the three-year anniversary of the date of termination and (iii) continuation of specified other insurance benefits until the three-year anniversary of the date of termination. In addition, each employment agreement provides that the executive will either receive the full amount of these change in control severance payments or be cut back to the extent such payments would, or together with other payments would, be nondeductible under Section 280G of the Internal Revenue Code, whichever results in a greater after-tax benefit with the executive paying any applicable excise tax.

Each employment agreement provides that if the executive dies while employed under the agreement, his estate or designated beneficiary will be entitled to receive: (i) a lump sum equal to the executive’s cash compensation through the last day of calendar month in which his death occurred, plus the greater of (A) an additional three months of the executive’s cash compensation or (B) if the executive died within six months prior to or 12 months following a change in control of the Company or the Bank, a lump sum cash amount equal to three times the executive’s cash compensation; and (ii) the amounts of any benefits or awards which were earned with respect to the fiscal year in which the executive died and which the executive would have been entitled to receive had he remained employed, and the prorated amount of any bonus or incentive compensation for such fiscal year to which the executive would have been entitled had he remained employed.  Each employment agreement also provides that if the Company terminates the executive’s employment after having established that the executive has incurred a disability, then after exhaustion of all paid time off days allocated for the calendar year, the Company will pay to the executive monthly one-twelfth of his cash compensation for the remaining term of the agreement, reduced by the proceeds of any disability plan then in effect.  If the executive’s employment is terminated on account of disability during the one year commencing on the effective date of a change in control of the Company or the Bank, he will receive his change in control severance payment and benefits as provided under his employment agreement.

Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell. Effective September 11, 2018, the Company entered into an amended and restated change in control severance agreement with Mr. DeMarcus, and effective January 26, 2021, the Company entered into a change in control severance agreement with Ms. Powell. Mr. DeMarcus’s agreement provides for an initial term that ended on September 11, 2020, and Ms. Powell’s agreement provides for an initial term that ends on September 11, 2023. The term of each agreement extends by one year on September 11th of each year (beginning September 11, 2019, in the case of Mr. DeMarcus’s agreement, and beginning September 11, 2022, in the case of Ms. Powell’s agreement), provided that the Company has not given written notice to the contrary to the executive within a specified period before such date and the executive has not received an unsatisfactory performance review. Each agreement provides that if the executive is involuntarily terminated at the time of or within 12 months following a change in control of the Company or the Bank, the executive will receive (i) a lump sum cash amount equal to two times the executive’s cash compensation and (ii) specified health insurance benefits for the executive and his or her dependents. Each agreement further provides that these change in control severance payments are subject to reduction to the extent payments to the executive (whether under the agreement or otherwise) would be nondeductible under Section 280G of the Internal Revenue Code.

For purposes of the Transition Agreement with Mr. Stonestreet, the employment agreements with Messrs. Westbrook and VunCannon and the change in control severance agreements with Mr. DeMarcus and Ms. Powell, the term “involuntary termination” includes a material diminution in the executive’s duties, responsibilities or benefits, and the term “cash compensation” is defined as the highest annual base salary rate paid to the executive at any time during his or her employment by the Company plus the higher of (i) the executive’s annual bonus paid during the year immediately preceding the date of termination or (ii) the executive’s target bonus for the year in which the date of termination occurs, in each case including any salary or bonus amounts deferred by the executive. The Company’s obligation to pay severance or provide benefits under these agreements is expressly conditioned upon the executive executing (and not revoking) a general release of claims.

Outstanding Equity Awards at June 30, 2022

The following table provides information regarding the unexercised stock options and stock awards held by each of the named executive officers as of June 30, 2022.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dana L. Stonestreet	104,400	(2)	26,100	(2)	---	$26.00	02/11/2028	---		---	---		---
	—		—		—	—	—	4,800	(3)	$120,000	—		—
	—		—		—	—	—	7,014	(4)	$175,350	—		—
	—		—		—	—	—	—		—	7,076	(5)	$176,900
	—		—		—	—	—	—		—	4,927	(6)	$123,175
C. Hunter Westbrook	49,134	(1)	—		—	$14.37	02/11/2023	—		—	—		—
	16,000	(2)	4,000	(2)	—	$24.95	02/11/2027	—		—	—		—
	32,000	(2)	8,000	(2)	—	$26.00	02/11/2028	—		—	—		—
	—		10,000	(11)	—	$31.35	02/11/2032	—		—	—		—
	—		—		—	—	—	4,000	(3)	$100,000	—		—
	—		—		—	—	—	500	(3)	$12,500	—		—
	—		—		—	—	—	2,171	(4)	$54,275	—		—
	—		—		—	—	—	650	(7)	$16,250	—		—
	—		—		—	—	—	975	(8)	$24,375	—		—
	—		—		—	—	—	—		—	2,118	(5)	$52,950
	—		—		—	—	—	—		—	1,790	(6)	$44,750
	—		—		—	—	—	1,695	(9)	$42,375	—		—
	—		—		—	—	—	1,791	(10)	$44,775	—		—
Tony J. VunCannon	45,772	(1)	—		—	$14.37	02/11/2023	—		—	—		—
	20,000	(2)	5,000	(2)	—	$26.00	02/11/2028	—		—	—		—
	—		—		—	—	—	400	(3)	$10,000	—		—
	—		—		—	—	—	1,169	(4)	$29,225	—		—
	—		—		—	—	—	350	(7)	$8,750	—		—
	—		—		—	—	—	525	(8)	$13,125	—		—
	—		—		—	—	—	—		—	1,096	(5)	$27,400
	—		—		—	—	—	—		—	759	(6)	$18,975
	—		—		—	—	—	877	(9)	$21,925	—		—
	—		—		—	—	—	760	(10)	$19,000	—		—
W. Mark DeMarcus	20,000	(2)	5,000	(2)	—	$26.00	02/11/2028	—		—	—		—
	800	(12)	1,200	(12)	—	$27.11	02/11/2030	—		—	—		—
	400	(13)	1,600	(13)	—	$22.92	02/11/2031	—		—	—		—
	—		2,000	(11)	—	$31.35	02/11/2032	—		—	—		—
	—		—		—	—	—	400	(3)	$10,000	—		—
	—		—		—	—	—	600	(7)	$15,000	—		—
	—		—		—	—	—	1,200	(8)	$30,000	—		—
	—		—		—	—	—	1,600	(9)	$40,000	—		—
	—		—		—	—	—	2,000	(10)	$50,000	—		—
Kristin Y. Powell	2,000	(14)	—		—	$17.35	02/11/2026	—		—	—		—
	1,000	(15)	—		—	$24.95	02/11/2027	—		—	—		—
	4,000	(2)	1,000	(2)	—	$26.00	02/11/2028	—		—	—		—
	400	(13)	1,600	(13)	—	$22.92	02/11/2031	—		—	—		—
	—		2,500	(11)	—	$31.35	02/11/2032	—		—	—		—
	—		—		—	—	—	100	(3)	$2,500	—		—
	—		—		—	—	—	400	(7)	$10,000	—		—
	—		—		—	—	—	600	(8)	$15,000	—		—
	—		—		—	—	—	1,600	(9)	$40,000	—		—
	—		—		—	—	—	2,500	(10)	$62,500	—		—

(1)	Remaining unexercised portion of stock option award with the following vesting schedule: 20% increments on February 11, 2014, 2015, 2016, 2017 and 2018.

(2)	Stock option award with the following vesting schedule: 20% increments on February 11, 2019, 2020, 2021, 2022 and 2023.

(3)	Restricted stock award with the following vesting schedule: 20% increments on February 11, 2019, 2020, 2021, 2022 and 2023.

(4)	Reflects number of shares earned under performance-based restricted stock units. Performance was measured over a three-year period that ended June 30, 2022, with vesting contingent upon continued service through the date the Compensation Committee certified the level of achievement of the performance goal (September 12, 2022).

(5)	Reflects number of shares issuable under performance-based restricted stock units based on target level of performance. Performance is measured over a three-year period ending June 30, 2023.

(6)	Reflects number of shares issuable under performance-based restricted stock units based on target level of performance. Performance is measured over a three-year period ending June 30, 2024.

(7)	Restricted stock award with the following vesting schedule: 20% increments on February 11, 2020, 2021, 2022, 2023 and 2024.

(8)	Restricted stock award with the following vesting schedule: 20% increments on February 11, 2021, 2022, 2023, 2024 and 2025.

(9)	Restricted stock award with the following vesting schedule: 20% increments on February 11, 2022, 2023, 2024, 2025 and 2026.

(10)	Restricted stock award with the following vesting schedule: 20% increments on February 11, 2023, 2024, 2025, 2026 and 2027.

(11)	Stock option award with the following vesting schedule: 20% increments on February 11, 2023, 2024, 2025, 2026 and 2027.

(12)	Stock option award with the following vesting schedule: 20% increments on February 11, 2021, 2022, 2023, 2024 and 2025.

(13)	Stock option award with the following vesting schedule: 20% increments on February 11, 2022, 2023, 2024, 2025 and 2026.

(14)	Stock option award with the following vesting schedule: 20% increments on February 11, 2017, 2018, 2019, 2020 and 2021.

(15)	Stock option award with the following vesting schedule: 20% increments on February 11, 2018, 2019, 2020, 2021 and 2022.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised and shares of restricted stock that vested during the fiscal year ended June 30, 2022 with respect to each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dana L. Stonestreet	100,000	$1,576,788	4,800	$150,480
C. Hunter Westbrook	17,500	$293,962	5,574	$174,745
Tony J. VunCannon	15,000	$255,978	970	$30,410
W. Mark DeMarcus	—	$—	1,500	$47,025
Kristin Y. Powell	—	$—	1,100	$34,485

(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)	Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified deferred compensation plan under which directors and a select group of employees can elect to defer a portion of their cash compensation. At the end of each calendar month, each participant’s account balance is credited with earnings based on the value of the participant’s account balance on the last day of such month. Earnings are currently credited at a rate equal to the average rate of HomeTrust Bank’s earning assets determined as of the last day of the preceding calendar month. A participant is always 100% vested in his or her account, which will be distributed in cash following his or her separation from service with HomeTrust Bank at the time and in the manner specified in the plan and the participant’s election form.

Messrs. Stonestreet and VunCannon are the only named executive officers who currently participate in the Deferred Compensation Plan. The following table provides information regarding the Deferred Compensation Plan for Messrs. Stonestreet and VunCannon.

	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate
	Contributions	Contributions	in Last	Withdrawals/	Balance
Name	in Last FY	in Last FY(1)	FY(2)	Distributions(3)	at Last FYE(4)
Dana L. Stonestreet	$—	$—	$74,127	$—	$2,288,900
Tony J. VunCannon	$—	$—	$11,402	$—	$352,081

(1)	During fiscal 2022, no employer contributions were made under the Deferred Compensation Plan to the participating named executive officers.

(2)	Of the amounts shown, $18,248 and $2,807 constitute above market interest under SEC rules and were therefore reported as compensation earned by Messrs. Stonestreet and VunCannon for fiscal 2022 in the Summary Compensation Table under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column.

(3)	During fiscal 2022, there were no withdrawals from the Deferred Compensation Plan by, or distributions under the Deferred Compensation Plan to, the participating named executive officers.

(4)	Of the aggregate balances shown, $182,603 and $37,078 were reported as compensation earned by Messrs. Stonestreet and VunCannon in the Company’s Summary Compensation Table for fiscal 2021 and for prior years.

Executive Medical Care Plan

The EMCP is a nonqualified, deferred compensation plan under which certain key employees are given the opportunity to receive employer-provided health and long-term care benefits through the payment of health and long-term care plan premiums and to receive reimbursement of medical expenses. Under the EMCP, a participant may be provided with an initial benefit amount set forth in his or her individual joinder agreement and, if the participant is fully vested under the plan, may elect to defer a portion of his base salary, bonuses or other compensation. Following the benefit commencement date (as defined below), a participant’s benefit account under the EMCP may be used to reimburse the participant for medical expenses (but only using the pre-2005 portion of the account) or pay insurance premiums under any health or qualified long-term care plan. Any such reimbursement or premium payment results in a charge to the participant’s account balance. At the end of each plan year, each participant’s account is credited with a percentage adjustment equal to 120% of the long-term applicable federal rate (compounded annually) for the last month of the plan year, based on the average balance of the account during the plan year. For each plan year beginning on or after July 1, 2022, this earnings credit only applies to participants who have not yet had a benefit commencement date.  The “benefit commencement date” means (1) with respect to the payment of health plan premiums, the first day of the month next following (a) the date of the participant’s termination of employment after age 65, unless the participant, having attained age 65, requests that his benefits commence sooner, (b) if the participant’s employment terminates before age 65, the earlier of the date he or she requests payment of the health plan premiums subsequent to termination of employment or the date the participant attains age 65, or (c) in the case of the participant’s death before age 65, the first day of the month next following the date of the participant’s death; and (2) with respect to qualified long-term care coverage and the reimbursement of medical expenses, the date the participant is first designated to participate in the EMCP, provided that with respect to the reimbursement of medical expenses, the participant must be 100% vested before benefits may commence. A participant may request that his benefit commencement date be delayed (except for the reimbursement of medical expenses) or, with respect to the payment of health care plan premiums, accelerated, in each case subject to the approval of the committee administering the EMCP.

Messrs. Stonestreet and VunCannon are the only named executive officers who currently participate in the EMCP, and they are fully vested in their accounts. The following table provides information regarding the EMCP for Messrs. Stonestreet and VunCannon.

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions		Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY		in Last FY(2)	in Last FY(3)	Distributions	at Last FYE(4)
Dana L. Stonestreet	$—		$—	$25,406	$16,377	$699,020
Tony J. VunCannon	$22,750	(1)	$—	$9,529	$4,937	$272,473

(1)	Reported as compensation for fiscal 2022 in the Summary Compensation Table under the “Salary” column. During fiscal 2022, Mr. VunCannon was the only participating named executive officer who made contributions under the EMCP.

(2)	During fiscal 2022, no employer contributions were made under the EMCP to the participating named executive officers.

(3)	Of the amounts shown, none constituted above-market interest under SEC rules.

(4)	Of the aggregate balances shown, $127,029 and $192,021 were reported as compensation earned by Messrs. Stonestreet and VunCannon in the Company’s Summary Compensation Table for fiscal 2021 and for prior years.

Executive Supplemental Retirement Income Plan

General. Under the SERP, a participating executive is entitled to receive an annual supplemental retirement income benefit as specified in his or her joinder agreement to the SERP master agreement, payable monthly, commencing on his or her benefit eligibility date or on the date specified in his or her joinder agreement. Unless a different date is specified in the executive’s joinder agreement, the benefit eligibility date is the first day of the month next following the later of the month in which the executive attains age 55 or separates from service with HomeTrust Bank (subject to a six-month delay for employees subject to Section 409A of the Internal Revenue Code to the extent necessary to comply with Section 409A) for any reason other than cause. Messrs. Stonestreet and VunCannon are the only named executive officers who currently participate in the SERP. The specific terms of the SERP benefits of each of the participating named executive officers, the present values of their respective accumulated benefits and any payments under the SERP to the participating named executive officers during the last fiscal year are described below. Solely for purposes of calculating the present values of such accumulated benefits, it was assumed that Messrs. Stonestreet and VunCannon will retire in fiscal 2022, in each case using a discount rate of 5%. These assumptions are the same as those used in preparing the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Mr. Stonestreet. Under his joinder agreement, Mr. Stonestreet’s supplemental retirement income benefit is comprised of the following: (1) a 20-year annual benefit, payable monthly, equal to 60% of his highest average compensation (taking into account only base salary, bonuses and amounts deferred at his election) for a three (consecutive or nonconsecutive) calendar year period preceding the date Mr. Stonestreet separates from service with HomeTrust Bank, provided that this annual benefit may not be less than $350,000 or more than $425,000 (his “Main Retirement Benefit”); and (2) a separate, additional 20-year retirement benefit, payable monthly, in the annual amount of $16,193, subject to an adjustment of 5% per year commencing with the second year of the payout period (his “Additional Retirement Benefit”). Mr. Stonestreet is fully vested in both his Main Retirement Benefit and his Additional Retirement Benefit.

Mr. VunCannon. Under his joinder agreement, Mr. VunCannon’s supplemental retirement income benefit is comprised of a 15-year annual benefit of $25,000, payable monthly. Mr. VunCannon is fully vested in his supplemental retirement income benefit.

The following table provides information regarding the SERP for each participating named executive officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dana L. Stonestreet	SERP	n/a	$5,589,298	$—
Tony J. VunCannon	SERP	n/a	$275,526	—

Potential Payments upon Termination of Employment or Change in Control

The following tables summarize the approximate value of the termination payments and benefits that the named executive officers would have received if their employment had been terminated on June 30, 2022 under the circumstances shown. See “—Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell.”

The tables exclude (i) amounts accrued through June 30, 2022 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) account balances under HomeTrust Bank’s KSOP, Deferred Compensation Plan, EMCP and SERP. Messrs. Stonestreet and VunCannon are fully vested in their account balances under the Deferred Compensation Plan, EMCP and SERP, and the forms and amounts of their benefits under those plans would not be enhanced by a termination of employment with HomeTrust Bank or a change in control. Messrs. Stonestreet and VunCannon are the only named executive officers who participate in the Deferred Compensation Plan, the EMCP and the SERP. If Mr. Stonestreet or Mr. VunCannon is terminated for cause, he will forfeit all benefits under the SERP and will generally forfeit the right to receive any further benefits under the EMCP that are not attributable to compensation he previously deferred. For information regarding the benefits of Messrs. Stonestreet and VunCannon under the Deferred Compensation Plan, EMCP and SERP, see “—Deferred Compensation Plan,” “—Executive Medical Care Plan” and “—Executive Supplemental Retirement Income Plan.”

Dana L. Stonestreet

Termination Scenario	Total Compensation and Health and Other Insurance Benefits Continuation ($)		Payout of Unused Paid Time Off ($)		Life Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Awards and Units ($)		Payment of 300% of Cash Compensation and Continuation of Health and Other Insurance Benefits ($)
If termination for cause occurs	$—		$25,977	(7)	$—	$—		$—

If voluntary termination occurs that does not constitute “involuntary termination” under Employment Agreement	$—		$25,977	(7)	$—	$—		$—

If “involuntary termination” under Employment Agreement occurs, but not at the time of or within 12 months following a change in control	$1,955,096	(1)	$25,977	(7)	$—	$—		$—

If “involuntary termination” under Employment Agreement occurs at the time of or within 12 months following a change in control	$—		$25,977	(7)	$—	$595,425	(2)	$2,707,057	(3)

If termination occurs as a result of death, not within six months before, or 12 months after, a change in control	$1,005,028	(4)	$25,977	(7)	$900,000	$595,425	(2)	$—

If termination occurs as a result of death within six months before, or 12 months after, a change in control	$—		$25,977	(7)	$900,000	$595,425	(2)	$2,707,057	(5)

If termination occurs as a result of disability, not during the one-year period following a change in control	$1,489,051	(6)	$25,977	(7)	$—	$595,425	(2)	$—

If termination occurs as a result of disability during the one-year period following a change in control	$—	(8)	$25,977	(7)	$—	$595,425	(2)	$2,707,057	(8)

(1)	Represents the continuation of “cash compensation” (payable monthly) and health and other insurance benefits under Mr. Stonestreet’s employment and transition agreement, as described under “—Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell,” for the remaining term of Mr. Stonestreet’s employment and transition agreement (i.e., through August 31, 2024), assuming that Mr. Stonestreet’s employment is, on June 30, 2022, “involuntarily terminated” but not at the time of or within 12 months following a change in control. For purposes of the above table, Mr. Stonestreet’s annualized “cash compensation” is calculated as $879,244, and the annualized amount of his health and other insurance benefits is calculated at $23,108.
(2)	Represents the value of acceleration of vesting of unvested restricted stock awards and performance-based restricted stock units, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00. In the case of performance-based restricted stock units for which the performance period ended on June 30, 2022, reflects the number of shares that subsequently vested (on September 12, 2022) when the Compensation Committee certified the level of achievement of the performance goal. In the case of all other performance-based restricted stock units, assumes the units vest at the target level of performance without proration of the number of underlying performance shares earned, as discussed below. No value is included for the acceleration of vesting of Mr. Stonestreet’s unvested stock options because none of such options were in-the-money as of June 30, 2022. All unvested stock options and restricted stock awards vest upon a change in control, regardless of whether employment is terminated, as well as upon termination of employment due to death or disability, regardless of whether a change in control occurs. Upon termination of employment prior to a change in control due to death, disability, retirement, involuntary termination or resignation for good reason, a prorated portion of the performance shares underlying the performance-based restricted stock units may become earned and vested at the end of the performance period based on the number of months’ service during the performance period. In the event of a change in control prior to the end of the performance period, the performance shares may be deemed earned based on a prorated performance goal reflecting the shortened performance period, but without proration of the number of performance shares.
(3)	Represents the amount payable to Mr. Stonestreet under his employment and transition agreement in the event his employment is “involuntarily terminated” at the time of or within 12 months following a change in control.
(4)	Represents the amount payable to Mr. Stonestreet under his employment and transition agreement in the event of his death while employed under the agreement. The amount shown is his “cash compensation” for the remaining term of the agreement ($1,955,029), less the proceeds of his life insurance benefit ($900,000).
(5)	Represents the amount payable under Mr. Stonestreet’s employment agreement to his estate or designated beneficiary in the event that during the six months before, or 12 months after, a change in control, his employment terminates due to death.
(6)	Represents continued payment of Mr. Stonestreet’s “cash compensation” for the remaining term of his employment and transition agreement, assuming that Mr. Stonestreet’s employment is terminated by HomeTrust Bancshares on June 30, 2022 after having established that he is permanently disabled ($1,905,029 in total), less the payout amount of his unused time off allocated for the 2022 calendar year (annualized at $25,977) and less the proceeds of the disability insurance policy maintained for him by HomeTrust Bank or HomeTrust Bancshares ($15,000 per month). As provided in Mr. Stonestreet’s employment and transition agreement, this disability benefit is not payable until after the exhaustion of all paid time off days allocated for the calendar year and is reduced by the proceeds of any disability insurance policy then in effect pursuant to a disability insurance program sponsored by HomeTrust Bank or HomeTrust Bancshares.
(7)	Represents annualized unused paid time off accrued for the 2022 calendar year through June 30, 2022, plus unused paid time off banked from prior years (maximum of one week per calendar year under the Company’s paid time off policy).
(8)	Under his employment and transition agreement, if Mr. Stonestreet’s employment terminates due to permanent disability during the one-year period following a change in control, Mr. Stonestreet is entitled to a payment of 300% of his “cash compensation” and health and other insurance benefits for three years following the change in control.

C. Hunter Westbrook

Termination Scenario	Total Compensation and Health and Other Insurance Benefits Continuation ($)		Payout of Unused Paid Time Off ($)		Life Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Awards and Units ($)		Payment of 300% of Cash Compensation and Continuation of Health and Other Insurance Benefits ($)
If termination for cause occurs	$—		$31,152	(7)	$—	$—		$—

If voluntary termination occurs that does not constitute “involuntary termination” under Employment Agreement	$—		$31,152	(7)	$—	$—		$—

If “involuntary termination” under Employment Agreement occurs, but not at the time of or within 12 months following a change in control	$2,177,615	(1)	$31,152	(7)	$—	$—		$—

If “involuntary termination” under Employment Agreement occurs at the time of or within 12 months following a change in control	$—		$31,152	(7)	$—	$392,475	(2)	$2,177,615	(3)

If termination occurs as a result of death, not within six months before, or 12 months after, a change in control	$174,375	(4)	$31,152	(7)	$800,000	$392,475	(2)	$—

If termination occurs as a result of death within six months before, or 12 months after, a change in control	$—		$31,152	(7)	$800,000	$392,475	(2)	$2,177,615	(5)

If termination occurs as a result of disability, not during the one-year period following a change in control	$1,526,541	(6)	$31,152	(7)	$—	$392,475	(2)	$—

If termination occurs as a result of disability during the one-year period following a change in control	$—	(8)	$31,152	(7)	$—	$392,475	(2)	$2,177,615	(8)

(1)	Represents the continuation of “cash compensation” (payable monthly) and health and other insurance benefits under Mr. Westbrook’s employment agreement, as described under “—Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell, ” for the remaining term of Mr. Westbrook’s employment agreement, assuming that Mr. Westbrook’s employment is, on June 30, 2022, “involuntarily terminated” but not at the time of or within 12 months following a change in control and that the then-remaining term of Mr. Westbrook’s employment agreement is not renewed and ends on June 30, 2025. For purposes of the above table, Mr. Westbrook’s annual “cash compensation” is calculated as $697,500, and the annual amount of his health and other insurance benefits is calculated at $28,372.
(2)	Represents the value of acceleration of vesting of in-the-money unvested stock options, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00 and the exercise price of the options of $24.95 with respect to 4,000 option shares, and the value of acceleration of vesting of unvested restricted stock awards and performance-based restricted stock units, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00. No value is included for the acceleration of vesting of Mr. Westbrook’s remaining unvested stock options because none of such options were in-the-money as of June 30, 2022. In the case of performance-based restricted stock units for which the performance period ended on June 30, 2022, reflects the number of shares that subsequently vested (on September 12, 2022) when the Compensation Committee certified the level of achievement of the performance goal. In the case of all other performance-based restricted stock units, assumes the units vest at the target level of performance without proration of the number of underlying performance shares earned, as discussed below. All unvested stock options and restricted stock awards vest upon a change in control, regardless of whether employment is terminated, as well as upon termination of employment due to death or disability, regardless of whether a change in control occurs. Upon termination of employment prior to a change in control due to death, disability, retirement, involuntary termination or resignation for good reason, a prorated portion of the performance shares underlying the performance-based restricted stock units may become earned and vested at the end of the performance period based on the number of months’ service during the performance period. In the event of a change in control prior to the end of the performance period, the performance shares may be deemed earned based on a prorated performance goal reflecting the shortened performance period, but without proration of the number of performance shares.
(3)	Represents the amount payable to Mr. Westbrook under his employment agreement in the event his employment is “involuntarily terminated” at the time of or within 12 months following a change in control.
(4)	Represents continued payment of Mr. Westbrook’s “cash compensation” for a period of three months following his death, as provided in his employment agreement. The amount shown is 25% of the annual amount of his “cash compensation” ($697,500).
(5)	Represents the amount payable under Mr. Westbrook’s employment agreement to his estate or designated beneficiary in the event that during the six months before, or 12 months after, a change in control, his employment terminates due to death.
(6)	Represents the continuation of Mr. Westbrook’s “cash compensation” for the remaining term of his employment agreement, assuming that Mr. Westbrook’s employment is terminated by HomeTrust Bancshares on June 30, 2022 after having established that he is permanently disabled and that the then-remaining term of Mr. Westbrook’s employment agreement is not renewed and ends on June 30, 2025 ($697,500 per year), less the payout amount of his unused time off allocated for the 2022 calendar year (annualized at $25,959) and less the proceeds of the disability insurance policy maintained for him by HomeTrust Bank or HomeTrust Bancshares ($15,000 per month). As provided in Mr. Westbrook’s employment agreement, this disability benefit is not payable until after the exhaustion of all paid time off days allocated for the calendar year and is reduced by the proceeds of any disability insurance policy then in effect pursuant to a disability insurance program sponsored by HomeTrust Bank or HomeTrust Bancshares.
(7)	Represents annualized unused paid time off accrued for the 2022 calendar year through June 30, 2022, plus unused paid time off banked from prior years (maximum of one week per calendar year under the Company’s paid time off policy).
(8)	Under his employment agreement, if Mr. Westbrook’s employment terminates due to disability during the one-year period following a change in control, Mr. Westbrook is entitled to a payment of 300% of his “cash compensation” and health and other insurance benefits for three years following the change in control.

Tony J. VunCannon

Termination Scenario	Total Compensation and Health and Other Insurance Benefits Continuation ($)		Payout of Unused Paid Time Off ($)		Life Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Awards and Units ($)		Payment of 300% of Cash Compensation and Continuation of Health and Other Insurance Benefits ($)
If termination for cause occurs	$—		$13,631	(7)	$—	$—		$—

If voluntary termination occurs that does not constitute “involuntary termination” under Employment Agreement	$—		$13,631	(7)	$—	$—		$—

If “involuntary termination” under Employment Agreement occurs, but not at the time of or within 12 months following a change in control	$755,432	(1)	$13,631	(7)	$—	$—		$—

If “involuntary termination” under Employment Agreement occurs at the time of or within 12 months following a change in control	$—		$13,631	(7)	$—	$148,400	(2)	$1,133,148	(3)

If termination occurs as a result of death, not within six months before, or 12 months after, a change in control	$89,225	(4)	$13,631	(7)	$600,000	$148,400	(2)	$—

If termination occurs as a result of death within six months before, or 12 months after, a change in control	$—		$13,631	(7)	$600,000	$148,400	(2)	$1,133,148	(5)

If termination occurs as a result of disability, not during the one-year period following a change in control	$340,167	(6)	$13,631	(7)	$—	$148,400	(2)	$—

If termination occurs as a result of disability during the one-year period following a change in control	$—	(8)	$13,631	(7)	$—	$148,400	(2)	$1,133,148	(8)

(1)	Represents the continuation of “cash compensation” (payable monthly) and health and other insurance benefits under Mr. VunCannon’s employment agreement, as described under “—Employment and Transition Agreement with Mr. Stonestreet, Employment Agreements with Messrs. Westbrook and VunCannon and Change in Control Severance Agreements with Mr. DeMarcus and Ms. Powell,” for the remaining term of Mr. VunCannon’s employment agreement, assuming that Mr. VunCannon’s employment is, on June 30, 2022, “involuntarily terminated” but not at the time of or within 12 months following a change in control and that the then-remaining term of Mr. VunCannon’s employment agreement is not renewed and ends on June 30, 2024. For purposes of the above table, Mr. VunCannon’s annual “cash compensation” is calculated as $356,899, and the annual amount of his health and other insurance benefits is calculated at $20,817.
(2)	Represents the value of acceleration of vesting of unvested restricted stock awards and performance-based restricted stock units, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00. In the case of performance-based restricted stock units for which the performance period ended on June 30, 2022, reflects the number of shares that subsequently vested (on September 12, 2022) when the Compensation Committee certified the level of achievement of the performance goal. In the case of all other performance-based restricted stock units, assumes the units vest at the target level of performance without proration of the number of underlying performance shares earned, as discussed below. No value is included for the acceleration of vesting of Mr. VunCannon’s unvested stock options because none of such options were in-the-money as of June 30, 2022. All unvested stock options and restricted stock awards vest upon a change in control, regardless of whether employment is terminated, as well as upon termination of employment due to death or disability, regardless of whether a change in control occurs. Upon termination of employment prior to a change in control due to death, disability, retirement, involuntary termination or resignation for good reason, a prorated portion of the performance shares underlying the performance-based restricted stock units may become earned and vested at the end of the performance period based on the number of months’ service during the performance period. In the event of a change in control prior to the end of the performance period, the performance shares may be deemed earned based on a prorated performance goal reflecting the shortened performance period, but without proration of the number of performance shares.
(3)	Represents the amount payable to Mr. VunCannon under his employment agreement in the event his employment is “involuntarily terminated” at the time of or within 12 months following a change in control.
(4)	Represents continued payment of Mr. VunCannon’s “cash compensation” for a period of three months following his death, as provided in his employment agreement. The amount shown is 25% of the annual amount of his “cash compensation” ($356,899).
(5)	Represents the amount payable under Mr. VunCannon’s employment agreement to his estate or designated beneficiary in the event that during the six months before, or 12 months after, a change in control, his employment terminates due to death.
(6)	Represents the continuation of Mr. VunCannon’s “cash compensation” for the remaining term of his employment agreement, assuming that Mr. VunCannon’s employment is terminated by HomeTrust Bancshares on June 30, 2022 after having established that he is permanently disabled and that the then-remaining term of Mr. VunCannon’s employment agreement is not renewed and ends on June 30, 2024 ($356,899 per year), less the payout amount of his unused time off allocated for the 2022 calendar year (annualized at $13,631) and less the proceeds of the disability insurance policy maintained for him by HomeTrust Bank or HomeTrust Bancshares ($15,000 per month). As provided in Mr. VunCannon’s employment agreement, this disability benefit is not payable until after the exhaustion of all paid time off days allocated for the calendar year and is reduced by the proceeds of any disability insurance policy then in effect pursuant to a disability insurance program sponsored by HomeTrust Bank or HomeTrust Bancshares.
(7)	Represents annualized unused paid time off accrued for the 2022 calendar year through June 30, 2022, plus unused paid time off banked from prior years (maximum of one week per calendar year under the Company’s paid time off policy).
(8)	Under his employment agreement, if Mr. VunCannon’s employment terminates due to disability during the one-year period following a change in control, Mr. VunCannon is entitled to a payment of 300% of his “cash compensation” and health and other insurance benefits for three years following the change in control.

W. Mark DeMarcus

Termination Scenario	Payout of Unused Paid Time Off ($)		Life Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Awards and Units ($)		Payment of 200% of Cash Compensation and Continuation of Health Insurance Benefits ($)
If voluntary termination occurs	$14,419	(1)	$—	$—		$—

If involuntary termination occurs	$14,419	(1)	$—	$—		$—

If a change in control occurs	$—		$—	$148,328	(2)	$—

If “involuntary termination” under Change in Control Severance Agreement occurs at the time of or within 12 months following a change in control	$14,419	(1)	$—	$148,328	(2)	$847,928	(3)

If termination occurs as a result of death	$14,419	(1)	$500,000	$148,328	(2)	$—

If termination occurs as a result of disability	$14,419	(1)	$—	$148,328	(2)	$—

(1)	Represents annualized unused paid time off accrued for the 2022 calendar year through June 30, 2022, plus unused paid time off banked from prior years (maximum of one week per calendar year under the Company’s paid time off policy).
(2)	Represents the value of acceleration of vesting of in-the-money unvested stock options, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00 and the exercise price of the options of $22.92 with respect to 1,600 option shares, and the value of acceleration of vesting of unvested restricted stock awards, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00. No value is included for the acceleration of vesting of Mr. DeMarcus’s remaining unvested stock options because none of such options were in-the-money as of June 30, 2022. All unvested stock options and restricted stock awards vest upon a change in control, regardless of whether employment is terminated, as well as upon termination of employment due to death or disability, regardless of whether a change in control occurs.
(3)	Represents the amount payable to Mr. DeMarcus under his change in control severance agreement in the event that his employment is “involuntarily terminated” at the time of or 12 months following a change in control.

Kristin Y. Powell

Termination Scenario	Payout of Unused Paid Time Off ($)		Life Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Awards and Units ($)		Payment of 200% of “Cash Compensation” and Continuation of Health Insurance Benefits ($)
If voluntary termination occurs	$10,191	(1)	$—	$—		$—

If involuntary termination occurs	$10,191	(1)	$—	$—		$—

If a change in control occurs	$—		$—	$133,328	(2)	$—

If “involuntary termination” under Change in Control Severance Agreement occurs at the time of or within 12 months following a change in control	$10,191	(1)	$—	$133,328	(2)	$810,611	(3)

If termination occurs as a result of death	$10,191	(1)	$500,000	$133,328	(2)	$—

If termination occurs as a result of disability	$10,191	(1)	$—	$133,328	(2)	$—

(1)	Represents annualized unused paid time off accrued for the 2022 calendar year through June 30, 2022, plus unused paid time off banked from prior years (maximum of one week per calendar year under the Company’s paid time off policy).
(2)	Represents the value of acceleration of vesting of in-the-money unvested stock options, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00 and the exercise price of the options of $22.92 with respect to 1,600 option shares, and the value of acceleration of vesting of unvested restricted stock awards, based on the closing price per share of the Company’s common stock on June 30, 2022 of $25.00. No value is included for the acceleration of vesting of Ms. Powell’s remaining unvested stock options because none of such options were in-the-money as of June 30, 2022. All unvested stock options and restricted stock awards vest upon a change in control, regardless of whether employment is terminated, as well as upon termination of employment due to death or disability, regardless of whether a change in control occurs.
(3)	Represents the amount payable to Ms. Powell under her change in control severance agreement in the event that her employment is “involuntarily terminated” at the time of or 12 months following a change in control.

Compensation Committee Report

The Compensation Committee of the HomeTrust Bancshares, Inc. Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the HomeTrust Bancshares Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the following members of the Compensation Committee of the HomeTrust Bancshares, Inc. Board of Directors:

Craig C. Koontz (Chair)

Robert E. James, Jr.

Rebekah M. Lowe

Richard T. Williams

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the SEC’s implementing rules, we are providing the following information about the relationship of the compensation of our CEO during the fiscal year ended June 30, 2022, Dana L. Stonestreet, to the compensation of our median employee. The pay ratio set forth below is a reasonable estimate determined in a manner consistent with the SEC’s rules.

For the fiscal year ended June 30, 2022, our last completed fiscal year:

●	the annual total compensation of our median employee was $66,618;

●	the annual total compensation of our CEO was $1,096,388; and

●	the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 16.5 to 1.

The Company identified the median employee using the amount of total cash earnings (base salary, bonus, paid time off and any other cash payments) during the fiscal year ended June 30, 2021 for each employee (other than our CEO) included in our payroll records as of June 30, 2021. Earnings were annualized for those employees who were not employed for the full year. The employee originally identified as our median employee based on total cash earnings during the fiscal year ended June 30, 2021 is no longer with our company. Under SEC rules, we are permitted to use another employee whose compensation is substantially similar to the original median employee based on the compensation measure we used to select the original median employee.  The Company calculated annual total compensation for fiscal 2022 for the new median employee and our CEO applying the same methodology used in the calculation of the amounts in the “Total” column of the Summary Compensation Table for our CEO and other named executive officers plus the group health insurance premiums the Bank paid on behalf of the median employee and our CEO of $6,761 and $9,372, respectively.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Party Transactions. Under a written policy adopted by the Company’s Board of Directors, the Board’s Audit Committee is responsible for the review, approval or ratification of all “related party transactions” (defined as transactions requiring disclosure under Item 404(a) of SEC Regulation S-K). Under the policy, each “related person” (defined as any director, any officer for purposes of Section 16 of the Securities Exchange Act of 1934, any nominee for election as a director, any person beneficially owning in excess of five percent of any class of the Company’s voting securities and any immediate family member of any such person) must promptly notify the Company’s Chief People Officer of any material interest that the related person has, had or may have in a related party transaction, including a description of the transaction and the aggregate dollar amount involved. The Chief People Officer must thereafter promptly notify the Chair of the Audit Committee of the same.

In determining whether to approve or ratify a related party transaction, the Audit Committee must consider, among other factors: (i) whether the related party transaction is entered into on terms no less favorable to the Company and its subsidiaries than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the results of an appraisal, if any; (iii) whether there was a bidding process and the results thereof; (iv) review of the valuation methodology used and alternative approaches to valuation of the transaction; and (v) the extent of the related person’s interest in the transaction. The policy further provides that the Audit Committee will review the following information when assessing a related party transaction: (a) the terms of the transaction; (b) the related person’s interest in the transaction; (c) the purpose and timing of the transaction; (d) whether the Company or any of its subsidiaries is a party to the transaction, and if not, the nature and extent of the Company’s or its subsidiary’s participation in the transaction; I if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis; (f) information concerning potential counterparties in the transaction; (g) the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction; (h) any provisions or limitations imposed as a result of entering into the transaction; (i) whether the transaction includes any potential reputational risk issues that may arise as a result of or in connection with the transaction; (j) if the related person is a director of the Company or nominee for election as a director of the Company, whether the transaction could affect the person’s status as an independent director; and (k) any other relevant information regarding the transaction.

The policy generally exempts ordinary course banking transactions and other transactions that do not require disclosure under Item 404(a) of SEC Regulation S-K.

Loans. HomeTrust Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers and their related persons are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to HomeTrust Bank prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

Sidney A. Biesecker. Director Sidney A. Biesecker was employed by HomeTrust Bank as President of the Industrial Federal Bank banking division until his retirement from that position on January 31, 2015. Under his joinder agreement to the SERP, Mr. Biesecker’s supplemental retirement income benefit is comprised of the following: (1) a 20-year annual benefit, payable monthly, of $150,000; and (2) a separate, additional 20-year retirement benefit, payable monthly, in the initial annual amount of $30,000 subject to an annual increase of 5% per year commencing with the second year of the payout period. Mr. Biesecker first became a participant in the SERP during fiscal 2010. Mr. Biesecker has an additional retirement benefit under a Supplemental Income Agreement that he originally entered into with Industrial Federal Bank in 1996, which HomeTrust Bank assumed in connection with its acquisition of Industrial Federal Bank in fiscal 2010. The actuarial present values of Mr. Biesecker’s accumulated benefits under the SERP and the Supplemental Income Agreement decreased by $77,339 and $9,025, respectively, from June 30, 2021 to June 30, 2022. During fiscal 2022, Mr. Biesecker received payments of SERP benefits totaling $150,000 and payments under the Supplemental Income Agreement of $14,400.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to the financial statements’ conformity with accounting principles generally accepted in the United States of America. It is the Audit Committee’s responsibility to monitor and oversee these processes and procedures.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2022 with management. The Audit Committee has discussed with FORVIS, LLP (formerly, Dixon Hughes Goodman LLP), the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from FORVIS, LLP required by applicable requirements of the PCAOB regarding FORVIS, LLP’s communications with the Audit Committee concerning independence, and has discussed with FORVIS, LLP their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the HomeTrust Bancshares Inc. Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, for filing with the SEC.

The foregoing report is furnished by the following members of the Audit Committee of the HomeTrust Bancshares, Inc. Board of Directors.

Laura C. Kendall (Chair) Craig C. Koontz	Sidney A. Biesecker F.K. McFarland III
John A. Switzer

PROPOSAL II. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Beginning with our annual meeting of stockholders held in November 2018 (following our fiscal year ended June 30, 2018), we have been required, like most other publicly held companies, to include a non-binding vote to approve the compensation of our executives in our proxy statement pursuant to the Dodd-Frank Act and the SEC’s implementing rules, commonly known as a “say on pay” vote. The Dodd-Frank Act requires that we include a say on pay vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say on pay votes (commonly referred to as a “say on pay frequency vote”), with stockholders having the choice of every year, every two years or every three years. We had a say on pay frequency vote at our annual meeting of stockholders held in November 2018, and the most votes were received for a frequency of every year.  Our Board of Directors determined, in light of those results, that we will include a say on pay vote in our annual meeting proxy materials every year until the next required say on pay frequency vote is held (following our fiscal year ending June 30, 2024).

The say on pay proposal at the annual meeting gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal is expected to be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, consider the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes that our compensation policies and procedures achieve this objective, and therefore recommends that stockholders vote FOR this proposal.

PROPOSAL III. APPROVAL OF THE 2022 OMNIBUS INCENTIVE PLAN

Introduction

On July 25, 2022, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”), subject to approval by the Company’s stockholders at the annual meeting. The 2022 Plan will only become effective if it is approved by the Company’s stockholders at the annual meeting.

The purpose of the 2022 Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of the Company’s stockholders. The 2022 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

We currently have one active equity-based incentive plan in effect, the Company’s 2013 Omnibus Incentive Plan (the “Existing Plan”), which provides for awards to employees and directors (including emeritus directors and advisory directors) of the Company and its subsidiaries of stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards, performance shares and performance units. If our stockholders approve the 2022 Plan, no further awards will be made under the Existing Plan, and shares of the Company’s common stock reserved to make new awards under that plan will be released; shares of common stock reserved to fund issued and outstanding awards under the Existing Plan will continue to be reserved for those awards. All awards outstanding under the Existing Plan will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2022 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.

Reasons for Seeking Stockholder Approval of the 2022 Plan

We use equity compensation as a key tool for attracting, retaining and motivating the best available talent. Our stockholders have previously authorized a total of 2,962,400 shares of common stock for awards under the Existing Plan. As of June 30, 2022, 1,064,780 shares were subject to outstanding awards under the Existing Plan and 99,947 shares remained available for future awards under the Existing Plan. We believe approval of the 2022 Plan is critical to ensuring that we have adequate shares available to attract, retain and motivate top talent.

As previously stated, if stockholders approve the 2022 Plan, no further awards will be made under the Existing Plan and shares of common stock reserved to make new awards under the Existing Plan will be released.

Certain Considerations

Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 0.70% (equal to 1.06% in stock option equivalents) should be viewed favorably by our stockholders.

Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 1,000,000 shares of common stock reserved for issuance under the 2022 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) our stock price and volatility, (ii) our historic share burn rate and overhang, (iii) the existing terms of our outstanding awards, and (iv) our proposed fungible share rate of 2-for-1 for full value awards (stock-based awards other than stock options) under the 2022 Plan. The results of this analysis were presented to our Compensation Committee for their consideration. In addition, we anticipate that the fungible share design will permit a more efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2022 Plan will last for approximately six years.

Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 1,000,000 shares being requested will represent 6.4% of the 15,632,348 shares outstanding as of the record date for the annual meeting. To the extent we grant full value awards, the number of additional shares which will actually be issued will be less, because each share issued under full value awards counts on a 2-for-1 basis against the number of shares authorized for issuance, according to the 2022 Plan. For example, this means that, for every 100 shares of restricted stock issued by us under the 2022 Plan, the number of shares available under the 2022 Plan will be reduced by 200 shares. We believe these facts should be viewed favorably by investors as they demonstrate that the cost of our 2022 Plan is reasonable.

Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2022 Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under our Existing Plan, coupled with the shares subject to outstanding awards under the Existing Plan, were issued. As of June 30, 2022, the overhang stood at 7.5%, which we calculated by dividing (i) the number of outstanding awards under the Existing Plan plus shares available for issuance under the Existing Plan by (ii) the total number of shares of common stock outstanding. Using the same method of calculation, the additional 1,000,000 shares to be authorized under the 2022 Plan (taking into account that no further grants will be made under the Existing Plan if stockholders approve the 2022 Plan) will result in an overhang of between 3.2% and 6.4%, depending on the mix of awards. We believe these levels of overhang should not be viewed as excessive by investors.

The following description sets forth the material terms of the 2022 Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is attached to this proxy statement as Appendix A.

Corporate Governance Practices

The 2022 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to employees and directors that we believe are consistent with the interests of stockholders, including:

●	Limit on Shares Authorized: Based on our current three-year average burn rate, we believe that the shares authorized for issuance under the 2022 Plan would be sufficient to make awards for approximately six years following approval of the 2022 Plan by stockholders.

●	Limit on Shares Issued for Full Value Awards: The 2022 Plan limits the number of shares which may be issued under full value awards (awards other than stock options). Under the 2022 Plan, utilizing shares for full value awards has the effect of reducing the aggregate shares available for issuance on a 2-for-1 basis. To the extent a portion of awards are full value awards (for example, time or performance-based restricted stock), the actual number of shares that will be issued will be less than the number of shares authorized for issuance. In the event all awards granted under the 2022 Plan are full value awards, then the actual number of shares to be issued will be 500,000.

●	Annual Limit on Director Awards: The 2022 Plan limits the number of shares of common stock that may be subject to awards to non-employee directors. Not more than 5,000 shares may be covered by awards made to a non-employee director in any one calendar year.

●	No Liberal Share Recycling Provisions: The 2022 Plan expressly provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; and (2) shares withheld by the Company to satisfy tax withholding obligations. Nor does the 2022 Plan permit the recycling of shares repurchased by the Company with proceeds from option exercises.

●	Minimum Vesting and Restricted Period. Not more than 5% of the shares authorized for issuance under the 2022 Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date (three years for the chief executive officer).

●	No Discount Stock Options: The 2022 Plan prohibits the grant of stock options with an exercise or grant price less than the fair market value of the Company’s common stock on the date of grant. Fair market value is the closing price of the Company’s common stock on the date of grant.

●	No Repricing of Stock Options: The 2022 Plan prohibits the repricing of stock options without stockholder approval. It also prohibits the exchange of underwater stock options for cash or a different award without stockholder approval.

●	“Double-Trigger” Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the 2022 Plan. The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within two years following a change in control (the occurrence of the “double trigger”).

●	Protective Provisions: The 2022 Plan authorizes the Committee (as defined below under “-Administration of the 2022 Plan”) to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the stockholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.

●	No Dividend Equivalents Paid on Unvested or Unearned Restricted Stock Units, Performance Shares, Performance Stock Units or Options: The 2022 Plan prohibits payment of dividends or dividend equivalents on unvested or unearned restricted stock units, performance shares or performance stock units until those awards are vested or earned. It also prohibits the granting of dividends or dividend equivalents on options. Dividends on restricted stock may be paid to the participant at the same time as dividends are paid to stockholders of the Company.

●	Material Amendments to the Plan Require Stockholder Approval: The 2022 Plan provides that a material amendment to the plan will not be effective unless approved by the Company’s stockholders.

●	Independent Committee Administration: The 2022 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2022 Plan.

Awards, Shares Authorized and Limitations

The 2022 Plan provides for the grant to employees and directors (including advisory and emeritus directors) of the Company and its subsidiaries (whom we refer to collectively as “participants”) of the following types of awards:

●	options to purchase shares of the Company’s common stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (which we refer to as “incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as “non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

●	restricted stock and restricted stock units; and

●	performance shares and performance stock units.

Subject to adjustment as described under “- Changes in Capitalization” below, the total number of shares available for awards under the 2022 Plan will be 1,000,000. Shares issued under the 2022 Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company. Shares subject to awards which terminate, expire or lapse are again available for awards under the 2022 Plan.

The 2022 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2022 Plan, subject to adjustment as described in “Changes in Capitalization,” awards granted during a calendar year to any one participant are subject to the following limitations: (1) aggregate grants of stock options are subject to an annual limit of 75,000 shares; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of 30,000 shares; and (3) aggregate grants of performance shares or performance units are subject to an annual limit of 30,000 shares. In addition, the maximum aggregate number of shares that may be covered by awards to any non-employee director in any one calendar year is 5,000 shares. The 2022 Plan provides that up to 1,000,000 of the shares available for award under the Plan may be issued as incentive stock options.

Changes in Capitalization

The 2022 Plan provides that in the event of any corporate event or transaction, including, but not limited to, a change in the shares of the Company’s common stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, in order to prevent dilution or enlargement of participant rights under the 2022 Plan, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be adjusted.

Eligibility

Any employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2022 Plan. As of June 30, 2022, there were approximately 515 employees, including 22 part-time employees and eight non-employee directors of the Company and its subsidiaries.

Administration of the 2022 Plan

The 2022 Plan provides that it is to be administered by a committee of two or more members of the Company’s Board of Directors, each of whom qualifies as (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) an “Independent Director” under the Listing Rules of the NASDAQ Stock Market.  As noted above, the Board has designated the Compensation Committee (which we refer to in this section as the “Committee”) as the committee to administer the 2022 Plan.

The Committee generally has full power to:

●	determine the size and types of awards;

●	determine the terms and conditions of awards in a manner consistent with the 2022 Plan;

●	interpret the 2022 Plan and any agreement or instrument entered into under the 2022 Plan;

●	establish, amend or waive rules and regulations for the administration of the 2022 Plan;

●	amend or otherwise modify the 2022 Plan or the terms and conditions of any outstanding award under the 2022 Plan;

●	make all other determinations which are necessary or advisable for the administration of the 2022 Plan; and

●	delegate its authority under the 2022 Plan to the extent permitted by law, rule or regulation.

Duration and Modification

The 2022 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2022 Plan on or after the tenth anniversary of its approval by the Company’s stockholders (no incentive stock option may be granted more than 10 years after the adoption of the 2022 Plan by the Company’s Board of Directors on July 25, 2022). The Company’s Board of Directors or the Committee generally may, at any time, terminate, amend or modify the 2022 Plan without approval of participants or the Company’s stockholders. Stockholder approval must be obtained if it is required by law, rule or regulation. As a result, stockholder approval will generally be required for material amendments to the 2022 Plan, such as amendments to increase the number of shares which may be issued under awards. Additionally, the Company’s Board of Directors, in its discretion, may voluntarily seek stockholder approval if it so desires.

No Repricing Without Stockholder Approval

Stock options may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option (other than as described under “- Changes in Capitalization”), except with the approval of the Company’s stockholders to the extent required under applicable stock exchange rules.

Stock Options

General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant will be evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement will specify whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of the Company’s common stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Company’s common stock must not be less than 110% of fair market value on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the Company’s common stock may not exceed five years.

Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of the Company’s common stock that he or she already owns having a total fair market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by any combination of these methods.

Exercising Options After Termination of Employment or Service. The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the 2022 Plan.

Termination of Service or Employment-General. Unless otherwise set forth in the participant’s option agreement or as described below, if a participant’s employment or service terminates, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant’s option agreement, the exercisable portion of the participant’s option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant’s option will immediately become exercisable and the option may be exercised  by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to permanent and total disability, any unvested portion of the participant’s option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Cause. If a participant’s employment or service is terminated for cause, all of his or her outstanding options under the 2022 Plan (regardless of vesting status) will immediately be forfeited.

Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become a non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it is held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members. For these purposes, a participant’s “immediate family” means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them. Unless transferred as permitted under the 2022 Plan, a stock option may be exercised during the participant’s lifetime only by the participant.

Restricted Stock and Restricted Stock Units

General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant will be evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals. Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled by delivery of shares of the Company’s common stock to the participant. In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit, or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.

During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares and may be entitled to receive credit for dividends and other distributions paid with respect to those shares. Cash dividends on unvested restricted stock may be paid to the participant at the same time as dividends are paid to stockholders of the Company. If any such dividends or distributions are paid in shares of common stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units, which will only be paid to the participant when (and to the extent) the award becomes vested or earned.

Termination of Service or Employment. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant’s employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant’s employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.

Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery of shares of common stock), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.

Performance Shares and Performance Stock Units

General. Performance shares and performance stock units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future shares of the Company’s common stock, based upon the level of achievement with respect to one or more pre-established performance goals over a specified performance period.

The Committee will establish a maximum amount of a participant’s award, denominated in shares of the Company’s common stock, in the case of performance shares, or units, in the case of performance stock units. Each award of performance shares or performance units will be evidenced by a performance share or performance stock unit agreement, which will set forth (1) the threshold, target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance stock units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what number of shares of common stock have been earned with respect to an award. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance stock units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Termination of Employment or Service. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance stock units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance stock units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance stock units awarded to the participant will be canceled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.

Transferability. Except as otherwise provided in the participant’s agreement evidencing his or her award of performance shares or performance stock units, performance shares and performance stock units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Change in Control

Under the 2022 Plan, in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if, in connection with or during the two-year period following a change in control, a participant is involuntarily terminated other than for cause (including voluntary resignation for good reason under an applicable plan or agreement), then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:

●	each option then outstanding shall become fully vested and exercisable;

●	all restrictions on restricted stock will lapse and all restricted stock units will become fully vested; and

●	each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance stock units determined at the date of grant, with such target number to be prorated based on the elapsed proportion of the applicable performance period up through and including the effective date of the change in control.

Federal Income Tax Consequences

The following discussion is intended for the information of stockholders considering how to vote on the proposed 2022 Plan, and not as tax guidance to plan participants. Under current U.S. federal income tax laws, awards of stock options, restricted stock, restricted stock units, performance shares and performance stock units under the 2022 Plan will generally have the following federal income tax consequences:

(1)            The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2)            If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the fair market value of the shares on the date of exercise of the stock option and the exercise price. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the stock option is exercised and at least two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3)            If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4)            The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend income when such payments are received, which will be when the restricted stock becomes vested or earned.

(5)            The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of common stock issued to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of common stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

(6)            The grant of performance shares or performance stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of common stock are delivered in payment of performance shares or performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of common stock delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of common stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards under the 2022 Plan

No awards have been proposed under the 2022 Plan as of the date of this proxy statement.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2022 with respect to the Existing Plan (i.e., the Company’s 2013 Omnibus Incentive Plan), which, as of that date, was the only compensation plan of the Company under which shares of the Company’s common stock could be issued. As noted above, if the 2022 Plan is approved by stockholders at the annual meeting, no future awards will be made under the Existing Plan.

Equity Compensation Plan Information

Plan Category	Number of Shares to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	928,870	$21.49	99,947	(1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	928,870	$21.49	99,947	(1)

(1) Represents shares available for future awards under the Existing Plan.

Board Recommendation

The Company’s Board of Directors unanimously recommends that stockholders vote FOR approval of the 2022 Omnibus Incentive Plan.

PROPOSAL IV
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Company was notified that Dixon Hughes Goodman LLP (“DHG”), the Company’s independent auditors, merged with BKD, LLP (“BKD”) on June 1, 2022, and the combined practice now operates under the name FORVIS, LLP (“FORVIS”). Accordingly, FORVIS, as the successor to DHG, became the Company’s independent auditors effective June 1, 2022. The Audit Committee of the Company’s Board of Directors has appointed FORVIS to be the Company’s independent auditors for the fiscal year ending June 30, 2023, subject to the ratification of that appointment by the Company’s stockholders at the annual meeting. A representative of FORVIS is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Although not required by the Company’s bylaws or otherwise, the Company believes it is appropriate, as a matter of good corporate governance, to request that the Company’s stockholders ratify the appointment of FORVIS as the Company’s independent auditors for the fiscal year ending June 30, 2023. If the Company’s stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment and may retain FORVIS or another independent audit firm without resubmitting the matter to the Company’s stockholders. Even if the Company’s stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent audit firm at any time during the fiscal year.

The audit reports of DHG on the Company’s consolidated financial statements and internal control over financial reporting for the fiscal years ended June 30, 2021 and 2020, and for each of the years in the three-year period ended June 30, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. DHG’s audit report on the consolidated financial statements contained an explanatory paragraph regarding a change in accounting principle for the adoption of Accounting Standards Codification Topic 326, Financial Instruments - Credit Losses.

During the fiscal years ended June 30, 2021 and 2020, and the subsequent interim period through June 1, 2022, neither the Company, nor anyone on its behalf, consulted with FORVIS regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K. For purposes of this paragraph, references to “FORVIS” include BKD.

During the fiscal years ended June 30, 2021 and 2020, and the subsequent interim period through May 31, 2022, there were no (a) disagreements with DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to DHG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended June 30, 2022 and 2021, FORVIS (subsequent to May 31, 2022) and DHG (prior to June 1, 2022) provided various audit, audit related and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered during both fiscal years for the audit of annual financial statements, statutory internal control attestation and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q: $363,315 - fiscal 2022; and $382,300 - fiscal 2021.
(b)	Audit Related Fees: Aggregate fees billed for professional services rendered during both fiscal years for the audits of HomeTrust Bank’s KSOP: $43,900 - fiscal 2022; and $36,575 - fiscal 2021.
(c)	Tax Fees: Aggregate fees billed for professional services rendered during both fiscal years related to tax compliance and tax return preparation: $69,927 - fiscal 2022; and $62,545 - fiscal 2021.
(d)	All Other Fees: Aggregate fees billed for professional services rendered for merger-related tax due diligence: $21,747 - fiscal 2022; $0 - fiscal 2021.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors and the estimated fees for these services. None of the services provided by FORVIS and DHG described in items (a)-(d) above were approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC’s rules and regulations.

The Company’s Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of FORVIS as the Company’s independent auditors for the fiscal year ending June 30, 2023.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION REGARDING THE NEXT ANNUAL MEETING OF STOCKHOLDERS

In order to be eligible for inclusion in the Company’s proxy materials for the Company’s next annual meeting of stockholders, any stockholder proposal to take action at the meeting must be received at the Company’s executive office at 10 Woodfin Street, Asheville, North Carolina no later than June 5, 2023. All stockholder proposals submitted for inclusion in the Company’s proxy materials will be subject to the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s charter and bylaws.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of stockholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on July 17, 2023 and not later than the close of business on August 16, 2023.  If, however, the date of the next annual meeting is before October 25, 2023 or after January 13, 2024, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with the Company’s next annual meeting of stockholders must provide notice to the Company that contains the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934 no later than September 15, 2023.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telephone, e-mail or other electronic means, without additional compensation.

APPENDIX A

HOMETRUST BANCSHARES, INC.

2022 OMNIBUS INCENTIVE PLAN

A-i

A-ii

HOMETRUST BANCSHARES, INC.

2022 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1            Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the “HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Stock Units.

The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on November 14, 2022 or any adjournment or postponement thereof. Prior to the Effective Date, the Company had in effect the HomeTrust Bancshares, Inc. 2013 Omnibus Incentive Plan (the “Prior Plan”). No further awards shall be made under the Prior Plan after the Effective Date, and Shares reserved to make new awards under the Prior Plan shall be released; provided Shares reserved to fund issued and outstanding awards under the Prior Plan shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plan shall remain outstanding in accordance with their terms.  Each outstanding award under the Prior Plan shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2            Purpose of the Plan. The purpose of the Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3            Duration of the Plan. Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 14 herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1            Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Stock Units.

(b)           “Bank” means HomeTrust Bank, a North Carolina state-chartered bank, or any successor thereto.

(c)            “Beneficiary” has the meaning set forth in Article 10 herein.

(d)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)            “Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(f)            “Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.

(g)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(h)            “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(i)             “Company” means HomeTrust Bancshares, Inc., a Maryland corporation, or any successor thereto.

(j)             “Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(k)            “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l)             “Employee” means a full-time or part-time employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(m)           “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(o)            “Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted. If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded. If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith. Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(p)            “Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option.

(q)            “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(r)             “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.

(s)            “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t)             “Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(u)            “Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

(v)            “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(w)           “Performance-Based Award” means an Award of Performance Shares or Performance Stock Units based on the achievement of performance goals during a Performance Period.

(x)            “Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Stock Units are to be earned.

(y)            “Performance Shares” means an Award granted pursuant to Article 8 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.

(z)            “Performance Stock Units” means an Award denominated in units granted pursuant to Article 8 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period, with each unit representing the right to receive one Share at the time and to the extent the Award becomes vested and earned.

(aa)          “Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.

(bb)         “Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 7 herein.

(cc)          “Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 7 herein, with each unit representing the right to receive one Share at the time and to the extent the Award becomes vested and earned.

(dd)         “Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(ee)          “Shares” means shares of the common stock of the Company.

(ff)           “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2            Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3            Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1            The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2            Authority of the Committee. The Committee shall have full power except as limited by law or by the charter or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 12 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.

3.3            Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1            Number of Shares. Subject to adjustment as provided in Section 4.4 herein:

(a)            The total number of Shares available for issuance under the Plan shall be 1,000,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Full Value Awards will be counted against the Limit on a 2-to-1 basis, subject to adjustment as provided in Section 4.4 herein. To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance using the same ratio used when they were counted against the Limit.

(b)            Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 1,000,000.

(c)            All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant, provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) under this Plan may provide for a shorter vesting period at the time of grant.

4.2            Maximum Awards. Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a)            The maximum aggregate number of Shares subject to Options granted in any one calendar year to any one Participant shall be 75,000 Shares.

(b)            The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 30,000 Shares.

(c)            The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Stock Units granted in any one calendar year to any one Participant shall be 30,000 Shares.

(d)            The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall be 5,000 Shares.

4.3            Lapsed Awards. If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.

4.4            Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of a Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

4.5            Dividends and Dividend Equivalents. The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option granted hereunder. Dividends on Restricted Stock may be paid to the Participant at the same time as dividends are paid to shareholders of the Company, while dividend equivalents on Restricted Stock Units, Performance Shares and Performance Stock Units shall only be paid to the Participant when (and to the extent) the Award becomes vested or earned. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1            Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2            Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

OPTIONS

6.1            Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after July 25, 2022, which is the date the Plan was adopted by the Company’s Board. Options granted to Directors shall consist only of NQSOs and not ISOs. Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.

6.2            Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3            Exercise Price. The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted. In the event any holder of more than 10% of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or be exchanged for cash or another Award if the Exercise Price of the exchanged Option is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

6.4            Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of more than 10% of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5            Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6            Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7            Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8            Termination of Employment or Service Due to Death or Disability.

(a)            Termination by Death. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b)            Termination by Disability. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

(c)            Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9            Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment or service of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10          Additional Requirements with Respect to Incentive Stock Options.

(a)            Notice of Sale. Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an ISO.

(b)            Maximum Dollar Value of ISOs Vesting Per Year. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (when combined with any other ISOs granted under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

6.11          Transferability of Options. Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer. An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust. No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them. Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1            Grant of Restricted Stock and Restricted Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine.

7.2            Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine. Each Restricted Stock Unit agreement shall comply with Section 409A.

7.3            Non-transferability. Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

7.4            Other Restrictions. In addition to the restrictions set forth in Section 7.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

7.5            Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____, 20__. A copy of the Plan and such Restricted Stock agreement may be obtained from the Corporate Secretary of HomeTrust Bancshares, Inc.”

7.6            Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his or her Share certificate.

7.7            Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

7.8            Dividends and Other Distributions. Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be entitled to receive dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

7.9            Termination of Employment or Service Due to Death or Disability. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

7.10          Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 7.9 herein, including for Cause, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 7.9 herein, upon such terms and provisions as it deems proper.

7.11          Settlement of Restricted Stock Units. Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive one Share for each vested unit.

ARTICLE 8

PERFORMANCE SHARES AND PERFORMANCE STOCK UNITS

8.1            Grant of Performance Shares and Performance Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Stock Units entitling the Participant to Shares based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period and the satisfaction of any other applicable vesting conditions.

8.2            Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Stock Units.

8.3            Award Agreement. Each Award of Performance Shares or Performance Stock Units shall be evidenced by a Performance Share or Performance Stock Unit agreement, which shall contain provisions regarding (i) the threshold, target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Stock Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

8.4            Performance Goals. Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee. Multiple performance goals may be used, and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, if any. Performance goals may relate to absolute performance or relative performance measured against other groups, individuals or entities.

8.5            Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award agreement.

8.6            Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine the number of Shares, if any, which are earned pursuant to the Performance-Based Award.

8.7            Termination of Employment or Service Due to Death or Disability. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Stock Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 8.6 herein.

8.8            Termination of Employment or Service for Other Reasons. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Stock Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Stock Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 8.7 herein.

8.9            Non-transferability. Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Stock Units, Performance Shares and Performance Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Stock Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 9

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 10

RIGHTS OF EMPLOYEES AND DIRECTORS

10.1            Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.

10.2          Participation. No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 11

CHANGE IN CONTROL

11.1          Effect of Change in Control. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 11 shall apply in the event of a Change in Control. The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

11.2          Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 11.3 (a "Replacement Award") is provided to the Participant to replace an outstanding Award (the "Replaced Award") and except as otherwise provided by the Committee in the applicable Award Agreement:

(a)            Each Option then outstanding shall become fully vested and exercisable;

(b)            Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.11 above, provided, however, that with respect to any Award of Restricted Stock or Restricted Stock Units subject to performance-based vesting conditions, the effect of a Change in Control on such Award shall be determined applying the principles of Section 11.2(c) below as if such Award was of Performance Shares or Performance Stock Units; and

(c)            Each Award of Performance Stock Units or Performance Shares held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Stock Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.

11.3          Replacement Awards. An Award shall meet the conditions of this Section 11.3 (and hence qualify as a Replacement Award) if:

(a)            it has a value at least equal to the value of the Replaced Award;

(b)            it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(c)            it meets the requirements of Section 11.4 below; and

(d)            its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 11.4).

(e)            Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 11.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

11.4          Separation from Service. Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 12

AMENDMENT, MODIFICATION AND TERMINATION

12.1          Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval. In addition, Options issued under the Plan may not be repriced, replaced or re-granted through cancellation, by being exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders to the extent required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and, to the extent applicable, in compliance with Section 409A. Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 12.2 herein.

12.2          Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 13

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 14

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 15

REQUIREMENTS OF LAW

15.1          Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.2          Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

15.3          Regulatory Requirements. Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant. The application of this Section 15.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 15.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 15.3 or the Regulatory Requirements.

ARTICLE 16

ADDITIONAL PROVISIONS

16.1          Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)            If to the Committee:

HomeTrust Bancshares, Inc.

10 Woodfin Street

Asheville, North Carolina 28801

Attention: Corporate Secretary and Compensation Committee Chair

(b)            If to a Participant, to such person’s address as shown in the Company’s records.

16.2          Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

16.3          Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations. The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 15.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (claw back) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

16.4          Compliance with Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/HTBI or scan the QR code - login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HTBI Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59pm, Eastern Time, on November 11, 2022. 01 - Laura C. Kendall 02 - Rebekah M. Lowe 03 - Dana L. Stonestreet For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Proposals - The Board of Directors recommends a vote "FOR" the nominees in Proposal 1, a vote "FOR" Proposal 2, a vote "FOR" A Proposal 3 and a vote "FOR" Proposal 4. 2. An advisory (non-binding) vote on executive compensation (commonly referred to as a "say on pay vote"). 3. The approval of the HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan. 1. Election of Directors: For Against Abstain Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card For Against Abstain 4. The ratification of the appointment of FORVIS, LLP as the Company's independent auditors for the fiscal year ending June 30, 2023.

Important notice regarding the Internet availability of proxy materials for the HOMETRUST BANCSHARES, INC. 2022 Annual Meeting of Stockholders. The Proxy Statement and the Annual Report on Form 10-K are available at: http://www.envisionreports.com/HTBI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HTBI ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 14, 2022 10:00 a.m., local time This proxy is solicited on behalf of the Board of Directors The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $.01 par value per share, of HomeTrust Bancshares, Inc. (the "Company") that the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Cambria Hotel, 15 Page Avenue, Asheville, NC 28801, on November 14, 2022, at 10:00 a.m., local time, and appoints the members of the Board of Directors of the Company, with full power of substitution, to act as proxies for the undersigned for the purpose of voting such stock at the Annual Meeting, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side. This proxy may be revoked in the manner described in the Company's proxy statement for the Annual Meeting. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2022. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked, dated and signed, on the other side) REVOCABLE PROXY - HOMETRUST BANCSHARES, INC. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. C Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address - Please print new address below.Meeting.